Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 29, 2014 (the “Effective Date”) by and among STAT MEDICAL CARE, P.C., a Virginia professional corporation (d/b/a Fair Lakes Urgent Care Center), WILLIAM AND TERESA MEDICAL CARE, INC., a Virginia corporation (d/b/a Virginia Gateway Urgent Care Center) (collectively, “Sellers”), CHARLES I. OKORIE, M.D., an individual resident of the State of Virginia (“Owner” and together with Sellers, collectively, “Seller Parties”) and ACSH URGENT CARE OF VIRGINIA, LLC, a Virginia limited liability company (“Buyer”).

A.            Seller Parties own and operate a medical business (collectively, the “Business”) from leased premises located at 12713 Shoppes Lane, Fairfax, Virginia 22033 (the “Fairfax Center”) and 7516 Iron Bar Lane, Gainesville, Virginia 20155 (the “Gainesville Center ” and together with the Fairfax Center, the “Centers”); and

B.            Seller Parties desire to sell and assign to Buyer, and Buyer desires to purchase from Seller Parties, the assets used in the operation of the Business, on the terms and subject to the conditions described in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises made herein, and in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

ARTICLE 1
SALE AND PURCHASE

1.1            Purchased Assets. Subject to the terms and conditions of this Agreement, Seller Parties shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller Parties, all of Seller Parties’ right, title and interest in and to the following assets (collectively, the “Purchased Assets”):

(a)            All tangible and intangible property used or held for use in the ownership or operation of the Business, at the Centers, including all furniture, fixtures, instruments, inventory, office supplies, medical supplies, signage, leasehold improvements, general equipment, medical equipment, computer hardware, computer software, server equipment, telecommunications equipment, telephone and fax numbers, post office boxes, advertising and marketing materials, business plans and other items of tangible and intangible personal property owned by Seller Parties or, to the extent assignable, leased or licensed by Seller Parties, together with any express or implied warranty by the manufacturer, seller or lessor of any item or component part thereof, and all maintenance records and other documents related thereto (including all property described in Schedule 1.1(a));

(b)            All accounts receivable attributable to goods sold or services rendered in the operation of the Business (the “Accounts Receivable”), whether to be deposited, transferred or paid to a lockbox, deposit account, or any other account under the control of any Seller Party or their Affiliates (as defined in Section 2.14(a));

(c)            All books and records, including all information relating to the medical history, examination, diagnosis or treatment of any patient treated in the operation of the Business (the “Patient Records”), created or maintained in connection with the Business whether stored in hard copy, electronic or any other medium; provided that the Patient Records shall be transferred and assigned in accordance with the provisions set forth in Section 4.3;

(d)            All prescription drugs, devices and other items of inventory the ownership of which is reserved to licensed individuals or entities (the “Pharmaceutical Inventory”), which shall be transferred in accordance with the provisions set forth in Section 4.3;

(e)            All contracts, leases, licenses, purchase orders, commitments, or other binding arrangements of any of the Seller Parties relating to the Business, whether written or oral, and all rights therein and thereunder (the “Contracts”) that are designated by Buyer at or prior to Closing on Schedule 1.1(e) (the “Assumed Contracts”);

(f)            All intellectual property, web pages, URLs, blogs, social media pages and accounts, email addresses, domain names, websites and content contained therein, trademarks, trade names, business names, service marks, mascots, emblems, logos, letterheads, trade secrets and copyrights including the items listed on Schedule 1.1(f);

(g)            All advance payments, prepayments, prepaid expenses, and deposits made by Seller Parties relating to the Purchased Assets, the Centers or the Business; and

(h)            All goodwill associated with the Business, the Centers and the Purchased Assets.

1.2            Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following assets, properties, contracts, agreements, rights and interests of Seller Parties (collectively, the “Excluded Assets”) are excluded from the Purchased Assets and shall remain the property of Seller Parties after Closing:

(a)            All cash and cash equivalents;

(b)            All amounts payable to Sellers by credit card companies for transactions occuring prior to Closing, but settled and paid by such credit card companies after Closing. A schedule of such amounts as of Closing, including the transactions giving rise thereto, shall be delivered by Sellers to Buyer by or before January 2, 2014;

(c)            All employee benefit plans of Seller Parties and all assets attributable thereto;

(d)            Sellers’ corporate seals, organizational documents, minute books, stock books, tax returns, and all other records having to do solely with the corporate organization of Sellers;

(e)            Sellers' tax identification numbers and provider numbers;

(f)            All Contracts related to the Business to which any Seller Party is a party and which are not among the Assumed Contracts; and

(g)            All rights that accrue or will accrue to Seller Parties under this Agreement and any other agreement, instrument or certificate executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”).

1.3            Purchase Price. The aggregate consideration for the sale, assignment, transfer and delivery of the Purchased Assets, subject to the prorations and adjustments described herein, is $1,378,000 (as adjusted, the “Purchase Price”). The Purchase Price shall be paid as follows:

(a)            At Closing, Buyer shall pay to Sellers by wire transfer of immediately available funds an amount equal to the following (the “Cash Purchase Price”): (i) the Purchase Price, minus (ii) the initial principal balance of the Note (as defined in Section 1.3(b)), minus (iii) the aggregate amount of any prorations described in Section 1.6, minus (iv) $25,000, which shall be paid to Seller Parties contemporaneously with the full execution and delivery of this Agreement, minus (v) amounts payable to creditors in satisfaction of outstanding debt, including to SunTrust Bank and Washington State Bank, and minus (vi) amounts payable to any brokers as a result of the closing of the Transactions.

(b)            The amount of $50,000, as may be adjusted pursuant to this Agreement after Closing, shall be paid at Closing by delivery of a promissory note executed by Buyer in favor of Sellers in substantially the form attached as Exhibit A (the “Note”). Simple interest shall accrue on the outstanding principal balance of the Note at the rate of 5% per annum. The outstanding balance of principal and interest shall be paid, in full, on the one-year anniversary of the Closing Date.

1.4            Assumed Liabilities. At Closing, Buyer shall assume and agree to pay and perform when due the following obligations of Sellers (collectively, the “Assumed Liabilities”), in accordance with the terms applicable to such Assumed Liabilities:

(a)            those obligations of Sellers which arise and become due after the Closing under the Assumed Contracts, but only to the extent such obligations do not relate to or arise from (i) a breach or failure to perform when due any term of any of the Assumed Contracts prior to the Closing Date or (ii) any action, omission or occurrence taking place prior to the Closing Date; and

(b)            up to $4,000 for overpayments that are refundable to patients on account of treatment (i) rendered at the Centers in the month of December 2014, and (ii) that were payable in part or in whole by a commercial or governtmental payor (collectively, the “December Refunds”).

 Notwithstanding anything herein to the contrary, Buyer assumes no obligation and is in no way responsible for paying or performing any any other debts, liabilities, obligations, expenses, taxes, contracts or commitments of Seller Parties whether the same are known or unknown, choate or inchoate, disclosed or undisclosed, matured or unmatured, accrued, absolute or contingent (“Liabilities”), relating to or arising from the Business, the Purchased Assets, or Seller Parties other than the Assumed Liabilities.

1.5            Retained Liabilities. Buyer shall not assume, and Seller Parties shall pay, perform and discharge when due, any and all Liabilities (including any Liability arising under this Agreement) other than the Assumed Liabilities (collectively, the “Retained Liabilities”). If any Retained Liability is not timely paid, or if Buyer determines that Seller Parties’ failure to pay any such Retained Liability would be reasonably likely to impair or impede Buyer’s conduct of the Business or otherwise adversely affect Buyer or the Business, then Buyer or any of its Affiliates, at any time on or after the Closing Date, may make such payments directly to the party to whom payment is due. Upon making such payment and in addition to any other rights or remedies Buyer may have in this Agreement at law or in equity, Seller Parties shall reimburse Buyer for the full amount of Buyer’s payment within five days after Buyer’s delivery of evidence of such payment being made; provided that Buyer may, at its sole discretion, elect to forego such reimbursement rights and instead offset the outstanding balance of the Note by the amount paid by Buyer for any Retained Liability. Without limiting the generality of the foregoing, the following Liabilities of Seller Parties (to the extent not among the Assumed Liabilities) shall constitute Retained Liabilities:

(a)            Liabilities of any type whatsoever (whether in tort, contract or otherwise) relating to or arising from any actions, omissions or occurrences taking place prior to the Closing Date, including with respect to the provision of (or failure to provide) professional medical or health care services;

(b)            Liabilities existing as of the Closing Date under any Contract (including any Assumed Contract), whether or not (i) such Contract has been disclosed to Buyer or (ii) such Liability relates to any breach or failure to perform when due any term of such Contract;

(c)            Liabilities for indebtedness of any of the Seller Parties, including (i) indebtedness for borrowed money, whether or not evidenced in writing and whether secured or unsecured, (ii) all trade payables, notes payable, accounts payable or similar Liabilities (the “Accounts Payable”), (iii) obligations under conditional sale or other title retention agreements relating to purchased property, (iv) capital lease obligations, (v) guarantees of any indebtedness referred to in clauses (i)-(iv) of Seller Parties or any other individual or entity;

(d)            Liabilities relating to or arising from the Excluded Assets;

(e)            Liabilities for federal, state or local income, excise, sales, use, property, franchise or other taxes of any Seller Party, including all Liabilities for the payment of any taxes imposed by law on any Seller Party arising at any time from or by reason of the transactions set forth in this Agreement and the other Transaction Documents (collectively, the “Transactions”);

(f)            Liabilities for all compensation and employee benefits to any Service Provider (as defined in Section 2.15(a)) including unpaid payroll taxes and expenses, bonuses, termination pay or severance obligatins, sick, personal and vacation time, earned or accrued prior to Closing Date;

(g)            Liabilities arising from any Seller Party’s failure to provide timely notice or to obtain any third-party consent required prior to or in connection with the execution and delivery of any Transaction Document or the consummation of any of the Transactions;

(h)            Liabilities resulting from any violation (or alleged violation) by any Seller Party or any Service Provider, employee, agent or Affiliate of any Seller Party of any law, statute, code, ordinance, regulation or rule, including any of the Health Care Laws (as defined in Section 2.9), of any court or other governmental authority of competent jurisdiction and authority, that relate to or arise from the Purchased Assets, the Centers or the operation of the Business prior to the Closing Date; and

(i)            Except with respect to the Decemeber Refunds, Liabilities, damages, obligations, overpayments, false claims, penalties, fines, assessments, repayments, recoupments, offsets, recoveries, adjustments or similar liabilities of any Seller Party to any federal or state governmental agency, commercial insurer, employer, patient or any other third party that relate to or arise from the provision of, billing for, or failure to provide professional medical or health care services prior to the Closing Date.

1.6            Prorations. At Closing, Buyer and Seller Parties shall prorate, as of the Closing Date, all amounts in which Buyer will become obligated to pay after Closing, and that relate in whole or in part to any period prior to Closing, including any applicable taxes, real estate and personal property lease payments and all other expenses (regardless when due) relating to or arising from the operation or ownership of the Business, the Centers, and the Purchased Assets. Unless the actual amount to be prorated is immediately available, such expenses shall be apportioned between Sellers and Buyer based on the number of days of the applicable tax or billing period up to the Closing Date and the number of days of such period after the Closing Date. To the extent the prorated portions are not susceptible to accurate calculation, estimation or apportionment as of the Closing Date, the parties shall cooperate in good faith after the Closing Date to determine the amount, if any, which one party owes the other on account of any prorated expense. Notwithstanding the foregoing, the Retained Liabilities shall be the exclusive obligation and liability of Sellers.

1.7            Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets for all purposes in the manner set forth in Schedule 1.7. Buyer shall prepare and furnish to Seller Parties an allocation of the purchase price to and among the Purchased Asets. Each of the parties shall make all appropriate tax and other filings, including but not limited to IRS Form 8594, on a basis consistent with such allocation. No party shall take any position (whether in audits, tax returns or otherwise) inconsistent with such allocation without the written consent of the other party unless required to do so by applicable law.

1.8            Closing. The purchase and sale of the Purchased Assets (“Closing”) shall occur on December 31, 2014, at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 420 20th Street North, Birmingham, AL 35203 (whether in person, through the delivery of originally executed documents or electronic delivery of scanned copies of originally executed documents to the satisfaction of both parties); provided that all conditions precedent and other matters required to be completed at or prior to Closing, including those identified in Article 5, are completed on or before such date. Closing shall be deemed to occur and shall be effective as of 11:59 p.m., Dallas, Texas time on the date of the Closing (the “Closing Date”). All events occurring at Closing shall be deemed to occur simultaneously on the Closing Date.

1.9            Seller Parties’ Closing Deliveries. At Closing, Seller Parties shall deliver, or cause to be delivered, to Buyer:

(a)            A Bill of Sale in substantially the form of Exhibit B, duly executed by each of the Seller Parties;

(b)            A counterpart to a Medical Director Employment Agreement, duly executed by Owner in substantially the form attached as Exhibit C (the “Employment Agreement”);

(c)            A counterpart to an Assignment and Assumption Agreement, duly executed by Seller Parties (the “Assignment Agreement”) in substantially the form of Exhibit D;

(d)            An assignment, assumption and amendment of the lease agreement for each of the Centers in a form acceptable to Buyer, duly executed by the applicable landlord and Seller Parties that are party to such lease (collectively, the “Lease Assignments”);

(e)            A duly executed counterpart to a Noncompetition and Confidentiality Agreement (the “Noncompetition Agreement”) in substantially the form of Exhibit E;

(f)            Buyer, Seller Parties, and Owner shall have entered into a Transition Services Agreement in substantially the form attached as Exhibit F (the “Transition Services Agreement”).

(g)            A Closing Certificate in substantially the form of Exhibit G (a “Closing Certificate”) certifying that, among other things, all of the representations, warranties, covenants and agreements of Seller Parties contained in this Agreement are true, correct and not breached as of the Closing Date;

(h)            Evidence reasonably satisfactory to Buyer of the release of all liens, security interests, conditions, claims, charges, and restrictions of any kind relating to or encumbering the Purchased Assets or the Business (collectively, the “Liens”);

(i)            Copies of all consents, authorizations, waivers, and approvals from all governmental and other third parties (under any Contract or otherwise) necessary for Seller Parties to execute, deliver and perform their obligations under this Agreement and the other Transaction Documents and to consummate the Transactions;

(j)            Copies of such officers’ certificates, good standing certificates, corporate approval documents, incumbency certificates and other customary closing documents as Buyer may reasonably request; and

1.10            Buyer’s Closing Deliveries. At Closing, Buyer shall deliver to Seller Parties:

(a)            The Cash Purchase Price;

(b)            The Note, duly executed by Buyer;

(c)            A duly executed counterpart to the Lease Assignments;

(d)            A duly executed counterpart to the Employment Agreement;

(e)            A duly executed counterpart to the Assignment Agreement;

(f)            A duly executed counterpart to the Noncompetition Agreement; and

(g)            A duly executed Closing Certificate.

1.11            Nonassignable Contracts and Authorizations. If any Assumed Contract is not capable of being assigned or transferred without the consent or waiver of a third party (including a governmental authority), and such consent or waiver has not been given by such third party, or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an actual, effective or attempted assignment or transfer of any such Assumed Contract. Notwithstanding the foregoing, Seller Parties shall be responsible for and shall take any and all commercially reasonable action, at their sole expense, to obtain the consent, approval or waiver of any third party necessary to assign or transfer all of the Assumed Contracts to Buyer.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Each Seller Party, jointly and severally, makes the following representations and warranties to Buyer:

2.1            Organization; Qualification. Stat Medical Care, PC is a professional corporation and William and Teresa Medical Care, Inc. is a corporation, each of which is duly incorporated, validly existing and in good standing under the laws of the State of Virginia. Sellers are qualified to do business and are in good standing in the State of Virginia and in each other jurisdiction in which the nature of the Business or the character of its assets make such qualification necessary. Sellers have all requisite power and authority to own, operate, lease and license, as the case may be, the Purchased Assets, and to operate the Business as presently conducted.

2.2            Ownership. Owner is the sole owner of Sellers, and except for the securities owned by Owner, there are no issued or outstanding securities, profit-sharing interests or voting interests of any of the Sellers, or any agreements, warrants or options to purchase or acquire any portion of the Business, any of the Purchased Assets or any securities in Sellers. Owner has an active and unencumbered license to practice medicine in the State of Virginia.

2.3            Authority. Seller Parties have all requisite power and authority to execute, deliver and perform their respective obligations under each of the applicable Transaction Documents and to consummate the Transactions. The execution and delivery of, and performance under, the Transaction Documents and the consummation of the Transactions have been duly authorized by the appropriate persons and governing bodies, of Sellers, and no other action, approval or consent on the part of any of the Seller Parties or any third party is necessary to consummate the Transactions or to duly execute, deliver or perform Seller Parties’ obligations set forth in the Transaction Documents.

2.4            Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Seller Parties and constitutes, and the other Transaction Documents upon execution and delivery by Seller Parties, as the case may be, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party thereto), legal, valid and binding obligations of the applicable Seller Parties, enforceable against such party or parties in accordance with the respective terms of such Transaction Documents, except as such enforceability may be limited by applicable law or equitable principles.

2.5            Purchased Assets. The Purchased Assets include all of the tangible and intangible assets used or held for use in the ownership or operation of the Business. The Purchased Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and neither the Centers nor any item of tangible personal property among the Purchased Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Seller Parties will have good, clear, unencumbered indefeasible, valid and marketable title to, a valid leasehold interest in, or a valid and enforceable license or right to use, as the case may be, the Purchased Assets, and at Closing, Buyer will acquire good and marketable title to, a valid leasehold interest in, or a valid and enforceable license or right to use, as the case may be, the Purchased Assets, free and clear of all Liens.

2.6            Consents and Approvals. Except as set forth in Schedule 2.6, no consent, approval, waiver, authorization or other action is required by or of, and no notice is required to be given to, any governmental or other third party, in order to duly execute, deliver or perform the obligations under the Transaction Documents or to consummate the Transactions, including the purchase, sale and transfer of the Purchased Assets.

2.7            Litigation. Except as set forth in Schedule 2.7, there is no action, lawsuit, administrative proceeding, condemnation, arbitration, claim, investigation or proceeding (each, a “Legal Proceeding”) pending, threatened against or affecting any Seller Party, the Purchased Assets, the Centers or the Business, at law or in equity, before any court, administrative or arbitrative panel, or governmental or regulatory agency or authority, and no basis for any Legal Proceeding exists that could affect any Seller Party, any of the Purchased Assets, the Centers or the Business.

2.8            Contracts. Schedule 2.8 contains the party names, effective date and a brief description of each Contract (whether written or oral), each of which has been delivered to Buyer (to the extent in writing) or disclosed and described in reasonable detail to Buyer (to the extent oral). Except as otherwise indicated on Schedule 2.8, (a) no Contract contains consideration payable to either party which is determined based on the volume or value of healthcare referrals or any other business between the contracting parties, (b) all of the Contracts are valid, binding and enforceable in accordance with their respective terms and are in full force and effect, (c) no default or alleged default by Seller Parties or any other party to the Contracts exists, and no event or condition has occurred and no circumstance exists that with notice or lapse of time, or both, would constitute a default under any of the Contracts, and (d) no Seller Party has any indication of the intention of any party to the Contracts to cancel, terminate or amend any of the Contracts or reason to believe any such action is contemplated by any such party.

2.9            Compliance With Laws. With respect to the Centers, the Purchased Assets, the Business, and the Service Providers, Seller Parties are in compliance with all applicable state and federal laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements of any court or federal, state, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, civil rights laws, fire codes, confidentiality laws, record and document maintenance laws, zoning ordinances, building, occupancy and use restrictions, and public and occupational health and safety codes), including all applicable state and federal health care laws, rules, regulations, ordinances and orders (collectively, the “Health Care Laws”), including those relating to the ownership custody and retention of the Patient Records and the Pharmaceutical Inventory, the splitting of medical fees with nonlicensed persons, and the supervision of and delegation of authority to advanced practice nurses, nurse practitioners, and physician assistants the payment or receipt of illegal remuneration, (such as 42 U.S.C. § 1320a-7b(b) (the “Anti-Kickback Statute”), 42 U.S.C. 1395nn (the “Stark Law”), 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b(a), 42 U.S.C. § 1320a-7b(c), the administrative False Claims Act (42 U.S.C. § 1320a-7b(a)), the Civil False Claims Act (31 U.S.C. § 3729, et seq.), the Patient Protection and Affordable Care Act 42 U.S.C. § 18001 et. seq., as amended by the Health Care and Education Affordability Act, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d, et seq.) (“HIPAA”). Except as described in Schedule 2.9, no Seller Party has received any notice of (a) any violation of any such laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements within the immediately preceding six-year period, or (b) any pending (or present intent of any governmental agency or authority to pursue any) inspection or audit relating to any such laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements.

2.10            Environmental Matters. No action or omission by or on behalf of any Seller Party has resulted in any Seller Party’s material noncompliance with any applicable statutes, laws, rules, regulations or binding governmental determinations relating to environmental, health and safety matters (including, without limitation, those relating to toxic or hazardous substances), including, without limitation, the Clean Air Act, the Clean Water Act, the Solid Waste Management Act (as amended by the Resource Conservation and Recovery Act), the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act), the Emergency Planning and Community Right-to-Know Act, the Toxic Substances Control Act and the Occupational Safety and Health Act. To Seller Parties’ knowledge, no conditions or circumstances exist with respect to the Centers, the Business or the Purchased Assets that could give rise to any remedial action under, or impose any liability on Seller Parties or Buyer with respect to, any statute, law, rule, regulation or binding governmental determination regarding any environmental, health or safety matters.

2.11            Financial Condition. Schedule 2.11 contains consolidated unaudited financial statements of Sellers consisting of the balance sheet of the Business as of December 31 in each of the years 2011, 2012, and 2013 and the related statements of income and cash flow for such periods as well as the statements of income and cash flow for the period ending September 30, 2014 (collectively, the “Financial Statements”). The Financial Statements (a) do and will fairly present in all material respects, in accordance with cash method basis of accounting, applied on a consistent basis (except as may be indicated in the related notes and schedules thereto), the financial position of Sellers as of the respective dates thereof and the results of operations of Sellers for the respective periods therein, and (b) are and will be true, complete and correct in all material respects as of the respective dates and for the applicable periods in which they relate.

2.12            Undisclosed Liability. No Liability exists affecting the Business, the Centers or the Purchased Assets other than (a) as reflected on the balance sheet included in the most recent Financial Statements and (b) which constitutes an Account Payable reflected on Schedule 2.14(b).

2.13            Accounts Payable and Accounts Receivable.

(a)            The Accounts Payable as of the Closing Date are set forth on Schedule 2.14(a). Each of the Accounts Payable arose in the ordinary course of operating the Business, consistent with past practice, and none of the Accounts Payable are overdue or delinquent.

(b)            The Accounts Receivable as of the Closing Date are set forth on Schedule 2.14(b). The Accounts Receivable (a) have arisen from bona fide transactions involving the sale of goods or the rendering of services in the ordinary course of Seller Parties’ operation of the Business, consistent with past practice; (b) are collectible in full within 90 days after billing.

2.14            Service Providers.

(a)            Schedule 2.15(a) contains (i) a current, correct and complete list of the names of all individuals employed or engaged (as independent contractors) by Seller Parties in connection with the Business (collectively, the “Service Providers”); (ii) a summary of each Service Provider’s current compensation rate, along with any annual bonus, additional compensation or other benefits (whether current or deferred) promised, accrued, or payable to each such Service Provider for services rendered or to be rendered through the period ending as of the Closing Date and an explanation of the applicable formula or calculation method used to arrive at such bonus or additional compensation; and (iii) a list of all Service Providers that have given notice to any Seller Party of a present intention to terminate such Service Provider’s relationship with the applicable Seller Party. Seller Parties have delivered to Buyer copies of all written agreements between any Seller Party or any of their Affiliates and any Service Provider as of the Closing Date and all employee or contractor manuals, materials, policies, procedures and work-related rules applicable to employees or independent contractors providing services to the Business. For purpose of this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

(b)            Except as set forth on Schedule 2.15(b), all employees are employed on an “at will” basis, and no Seller Party is a party to any oral (express or implied) or written employment agreement, consulting agreement, or other agreement. No Seller Party is subject to any arrangement with any Service Provider providing for any severance or termination pay obligations. Each Service Provider has been correctly classified and treated (for withholding and all other purposes) as an employee or independent contractor, as the case may be, and no Service Provider classified by any Seller Party as an independent contractor is entitled to overtime, benefits, or compensation of any kind, under any benefit plan of any Seller Party. Each employee classified as “exempt” from overtime under the Fair Labor Standards Act and any applicable state laws governing wages, hours, and overtime pay has been properly classified as such, and each non “exempt” employee has been properly classified in accordance therewith and has been paid overtime wages consistent with applicable law. There are no actions pending or, to the knowledge of Seller Parties, threatened against any Seller Party by or with any governmental authority, arbitrator or tribunal in connection with the employment of any current or former Service Provider, including with respect to any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable laws.

(c)            As of the Closing Date, Sellers’ will have no accrued, vested and unused sick, personal and vacation days.

2.15            Absence of Certain Changes. Except as set forth on Schedule 2.16, since the date of the most recent Financial Statements, Seller Parties have operated the Business in the ordinary course, consistent with past practice, and except as set forth on Schedule 2.16, Seller Parties have not:

(a)            Paid any expense (including any capital expenditure) or incurred any Liability relating to the Business (other than for professional services rendered in connection with the Transactions) in excess of $5,000 or which could reasonably be expected to exceed $5,000, other than in the ordinary course of operating the Business, consistent with past practice;

(b)            Sold, transferred or contracted to sell or transfer any of Sellers’ assets other than in the ordinary course of operating the Business, consistent with past practice;

(c)            Mortgaged, pledged as security or subjected to any lien, charge or other encumbrance any of the Purchased Assets or the equity of Sellers;

(d)            Except for normal annual increases consistent as to timing and amount with past practice, granted, paid, or promised to pay any bonus or increase in the salary or rate of pay of any Service Provider;

(e)            Except for the Transaction Documents, entered into any contract or transaction other than in the ordinary course of operating the Business, consistent with past practice;

(f)            Authorized, declared, or paid any dividends or distributions, in cash or in kind, or otherwise transferred any assets to any Seller Party or any third party on account of rights in or to securities of Sellers;

(g)            Issued any shares or other securities, profit-sharing interest or voting interest in Sellers, or any agreements, warrants or options to purchase or acquire any shares or other securities in Sellers; or

(h)            Experienced, and Seller Parties do not reasonably expect to experience, any damage, destruction, loss (whether or not covered by insurance) or other material adverse change (including the loss or termination of any patient, customer or supplier) that had or may have, individually or in the aggregate, a material adverse effect on the Purchased Assets, the Business, the Centers or the financial condition of any Seller Party.

2.16            Taxes. Each Seller Party has timely filed all tax returns required to be filed by it in the past three years and timely made all payments of taxes, including any interest, penalty or addition thereto, (whether or not reflected on any such tax return) with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and all other taxes due and payable on or before the Closing Date. All such tax returns are complete and accurate in all respects and each properly reflects the transactions consummated and the relevant taxes for the periods covered by such tax returns in accordance with applicable tax law. No Seller Party has any outstanding tax liability, except for taxes attributable to the portion of the tax year immediately preceding the Closing Date, which tax is not yet due and payable. No Seller Party has received any notice that any tax deficiency or delinquency has been asserted against or in connection with the Business, the Centers or the Purchased Assets. There are no pending or threatened audits relating to taxes of any Seller Party, and no Seller Party is currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency. There are no Liens relating to taxes on or threatened against any of the Purchased Assets, the Centers or the Business. All taxes required by law to have been withheld or collected by Sellers have been timely withheld or collected and, to the extent required, have been timely remitted to the proper governmental authority. No Seller Party has been a party to any tax allocation or sharing agreement or a member of any affiliated group of corporations filing a consolidated federal income tax return.

2.17            Clinical Trials. During the period Sellers have operated the Business, no clinical trials or research procedures or studies involving patients have been performed at the Centers.

2.18            Payors. The governmental and commercial payors that made payments to Sellers during the immediately preceding 12-month period, and the amount paid by each payor is set forth on Schedule 2.19.

2.19            Brokers. Except for ProMed Financial Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of any Seller Party.

2.20            No Misrepresentations. The representations and warranties made by Seller Parties in this Agreement are true, complete and correct in all respects as of the Effective Date and, in accordance with the Seller Parties’ Closing Certificate on the Closing Date. No representation or warranty by any Seller Party in this Agreement (including the statements made in the Schedules to this Agreement) or any other Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

2.21            Knowledge. Certain of the representations set forth in this Agreement may be qualified by the “knowledge” of Seller Parties. For purposes of this Agreement, Seller Parties’ “knowledge” shall mean the knowledge of each Seller Party and their respective officers, directors, members, stockholders and any of their respective Affiliates, after due and reasonable inquiry, and Seller Parties shall be responsible for all facts which each Seller Party and their respective officers, directors, members, stockholders and all of their respective Affiliates knows or should have known as a result of such inquiry.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer makes the following representations and warranties to Seller Parties:

3.1            Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Virginia.

3.2            Authority. Buyer has all requisite power and authority to execute, deliver and perform its obligations under each of the applicable Transaction Documents and to consummate the Transactions. The execution and delivery by Buyer of, and performance under, the Transaction Documents and the consummation of the Transactions have been duly authorized by Buyer, and no other action, approval or consent on the part of Buyer or any third party is necessary to consummate the Transactions or execute, deliver or perform Buyer’s obligations set forth in the Transaction Documents.

3.3            Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and upon execution and delivery by Buyer the other Transaction Documents to which Buyer is a party will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party thereto), legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with such Transaction Document’s respective terms except as such enforceability may be limited by applicable law or equitable principles.

3.4            Brokers. Except for Stonecreek Capital Advisors, LLC no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

3.5            No Misrepresentations. The representations and warranties made by Buyer in this Agreement are true, complete and correct in all respects as of the Effective Date and in accordance with the Buyer’s Closing Certificate on the Closing Date. No representation or warranty by Buyer in this Agreement or any other Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE 4
COVENANTS

4.1            Access to Information; No Waiver. For separate consideration, the receipt and sufficiency of which is acknowledged by Seller Parties, from the Effective Date until Closing, Seller Parties shall (a) afford Buyer and the directors, officers, employees, consultants, financial advisors, counsel, brokers, and accountants (collectively, “Representatives”) of Buyer full and free access to inspect all properties, assets, premises, books and records, Contracts and other documents and data that Buyer or its Representatives deem relevant to their investigation and review of the Business, the Centers and the Purchased Assets; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller Parties to cooperate with Buyer and its Representatives in their investigation and review of the Business, the Centers and the Purchased Assets. Any investigation pursuant to this Section 4.1 shall be conducted in such a manner as not to unreasonably interfere with the conduct of the Business. No investigation by Buyer or its Representatives or information furnished by Seller Parties or their Representatives to Buyer or its Representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller Parties in this Agreement or the other Transaction Documents.

4.2            Retained Service Providers.

(a)            Prior to the Closing Date, Buyer shall have the right to interview any Service Provider at mutually agreeable times and locations for post-Closing employment with, or engagement by, Buyer. To the maximum extent permissible under applicable law, Seller Parties shall provide Buyer with reasonable access to Sellers' personnel and all company records related to such personnel (including those relating to performance reviews, disciplinary actions, and grievances) for the purpose of preparing for and conducting interviews with the designated Service Providers. Buyer, with the advice of Seller Parties, shall prepare and deliver to Seller Parties, no later than three days before the Closing Date, a list of the Service Providers that Buyer, in its sole discretion, intends to employ or engage after the Closing Date (the “Retained Worker List”). As soon as reasonably practicable after Buyer’s delivery of the Retained Worker List, Seller Parties shall use their reasonable best efforts to assist Buyer in Buyer's efforts to enter into letter agreements, written employment agreements, or independent contractor agreements, as the case may be, in forms satisfactory to Buyer with the Service Providers named on the Retained Worker List.

(b)            As of the Closing Date, Seller Parties shall (i) terminate the employment or engagement, as the case may be, of all Service Providers named on the Retained Worker List, (ii) terminate the active participation of all employees named on the Retained Workers List in all of Seller Parties’ employee benefit plans and (iii) cause each of Seller Parties’ employee benefit plans to comply with all applicable laws (including the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended and the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”)) in connection with the termination of such individuals' service relationship with the applicable Seller Party as of the Closing Date. Seller Parties shall retain the exclusive obligation under COBRA for qualifying events occurring prior to the Closing Date.

(c)            Seller Parties shall pay, on January 2, 2015 (the Sellers’ next, regularly scheduled payroll date) the full amount of any accrued but unpaid salary, wage, benefit, bonus, sick leave, insurance, employment tax or similar Liability owed to any Service Provider as of the Closing Date. Seller Parties acknowledge that the purpose and intent of this covenant is to assure that Buyer will have no Liability whatsoever at any time with respect to periods up to and immediately prior to the Closing Date.

4.3            Patient Records; Pharmaceutical Inventory. In accordance with the terms set forth in the Transition Service Agreement and applicable state and federal law and regulation, Seller Parties shall (a) transfer and assign the Patient Records and the Pharmaceutical Inventory to the person or entity designated by Buyer and authorized in the State of Virginia to own and maintain custody of the Patient Records and the Pharmaceutical Inventory, and (b) take all other action and make all applicable filings in order to comply with applicable law regarding the ownership, custody and transfer of Patient Records and Pharmaceutical Inventory. Except with the prior written consent of Buyer, Seller Parties shall not disclose, deliver or transmit to Buyer, any Representative or any of their Affiliates, any item constituting “protected health information” under HIPAA, including pursuant to Buyer’s diligence requests in connection with the Transactions. At all times prior to Closing, Seller Parties shall exercise due care in, and shall comply with all applicable state and federal law and regulation with respect to the retention, maintenance, confidentiality, privacy, security, access and reproduction of the Patient Records, including HIPAA and the other Health Care Laws. Seller Parties represent that certain of the Patient Records are maintained at Owner’s personal residence. All costs incurred to transport such Patient Records from Owner’s personal residence to Buyer’s designated storage location shall be borne by the Buyer.

4.4            Conduct Prior to Closing. From the Effective Date until the Closing Date, except as otherwise provided by this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld, continued or delayed), Seller Parties shall conduct the Business in the ordinary course, consistent with past practice, and shall use their reasonable best efforts to maintain and preserve intact the Business, the Centers and Purchased Assets and the relationships with the Service Providers, patients, employers, lenders, clients, suppliers, regulators and others having commercial relationships with the Business. Without limiting the foregoing, from the Effective Date until the Closing Date, Seller Parties shall:

(a)            Preserve and maintain each of the permits, licenses, approvals, certificates, consents and other authorizations by any governmental authority issued to or held by Seller Parties and pertaining to the Purchased Assets, the Centers or the Business;

(b)            Pay the debts, taxes and other obligations of the Business when due;

(c)            Bill for goods sold and services rendered, and collect accounts receivable on account thereof in a manner consistent with past practices;

(d)            Maintain the Centers and tangible assets of the Business in the same condition as they were on the Effective Date, subject to reasonable wear and tear;

(e)            Maintain the Contracts in full force and effect without modification, and timely perform all obligations under the Contracts;

(f)            Maintain the books and records of the Business in a manner consistent with past practices;

(g)            Comply with all laws applicable to the Centers, the Business and the ownership or use of the Purchased Assets, including the Health Care Laws;

(h)            Not take any action, commit to take any action, or permit any action to be taken that could reasonably be anticipated to (i) cause any of the changes, events or conditions to occur, which Seller Parties would be required to disclose in Schedule 2.15 as of the Closing Date or (ii) prevent any Seller Party from performing or cause any Seller Party not to perform one or more covenants required hereunder to be performed by such Seller Party; and

(i)            Promptly notify Buyer of any fact, circumstance, event or action the existence, occurrence or taking of which has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchased Assets or the Business.

4.5            Public Announcement. Prior to Buyer’s filing of the Form 8-K reporting the entry into this Agreement, which Buyer may do without consent of or notice to Sellers, neither Sellers nor Buyer shall make, or permit any agent or Affiliate to make, any public statements, including any press release or public statement with respect to the Transactions without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed) except as required by applicable law or the requirements of any applicable stock exchange based on the reasonable advice of counsel.

4.6            Consents. Buyer and each of the Seller Parties shall use their reasonable best efforts to give all notices to, and obtain all consents from, all third parties as described in Schedule 2.6.

4.7            Restrictive Covenants. Each Seller Party acknowledges (i) the covenants set forth in the Noncompetition Agreement are an essential part of this Agreement and that, but for the agreement of each Seller Party to comply with such covenants, Buyer would not have entered into this Agreement, (ii) that the covenants contained in the Noncompetition Agreement are a condition precedent to Buyer’s entering into this Agreement and closing the Transactions, and (iii) that the restrictions set forth in the Noncompetition Agreement are reasonable and necessary to protect the legitimate business interests of Buyer after Closing and the goodwill being purchased by Buyer.

4.8            Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, and other taxes and fees (including any penalties and interest) incurred in connection with the closing of the Transactions or the execution and delivery of this Agreement or the other Transaction Documents (including any real property transfer tax and any other similar fees and expenses) shall be borne and paid by Seller Parties when due. Seller Parties shall, at their own expense, timely file any tax return or other document required to be filed or reported in connection with the closing of the Transactions and the execution and delivery of this Agreement and the other Transaction Documents. Notwithstanding the foregoing, each of the Transaction Documents, including the Note, shall be executed and delivered at the location designated in this Agreement for Closing.

4.9            Post-Closing Insurance Coverage. On or before the Closing Date, Seller Parties shall, at their sole cost and expense, (a) obtain or maintain, as the case may be, (b) satisfy all premium obligations relating to, and (c) name Buyer as an additional insured on Sellers’ professional liability insurance pursuant to the terms of the Transition Services Agreement and on Sellers’ general liability policy for at least six months after the termination of the Transition Services Agreement, which shall cover Liabilities arising from or relating to the operation of the Business prior to the Closing Date at policy levels consistent with that maintained prior to the Effective Date.

4.10            Payment of Expenses. Buyer and Seller Parties shall bear their own expenses, including legal and accounting expenses, incurred in connection with the negotiation and implementation of the Transactions.

4.11            Post-Closing Collections. Seller Parties shall promptly, and in no event later than five days after receipt, turn over to Buyer any collections received by Seller Parties on account of the Accounts Receivable or of any other goods sold (including Pharmaceutical Inventory) or services rendered in the operation of the Business prior to or after Closing. At Closing, Sellers shall take all necessary action to cause for the individuals designated by Buyer to be added as authorized signatories or account users on the Sellers’ bank accounts.

4.12            Updates to Schedules. Buyer and each Seller, as applicable, shall promptly supplement and amend their respective Scheduels to this Agreement to reflect those events and circumstances, if any, that occur between the Effective Date and the Closing Date, which, if existing or known on the Effective Date (or occurring on or before the Effective Date) would have been required to be set forth or described in the Schedules or which are necessary to correct any information in the Schedules that has been rendered inaccurate or incomplete by such events or circumstances; provided, however, that no such update shall be deemed to supplement or amend a disclosure schedule of Sellers for the purpose of determining the accuracy of any of the representations and warranties made by the Sellers as of the Effective Date of this Agreement.

4.13            No-Shop. Buyer contemplates the expenditure of substantial sums of time and money in connection with legal, accounting, financial, and due diligence review to be performed in conjunction with the Transactions. For purposes of inducing Buyer to execute this Agreement, from the Effective Date until the Closing Date, Seller Parties and their Representatives (collectively, “Covered Persons”) shall not directly or indirectly, solicit or entertain offers from, negotiate with, or in any manner encourage, discuss, accept or consider any proposal of any person relating to a purchase, investment, affiliation, joint venture, management arrangement or lease of all or a material part of the Business, the Centers or the Purchased Assets (a “Prohibited Transaction”). If a Covered Person receives unsolicited communication involving an inquiry, offer or other communication that is reasonably intended to lead to an offer to consummate a Prohibited Transaction Seller Parties shall (a) promptly communicate to Buyer, by telephone and immediately thereafter by written confirmation, the fact that such communication took place as well as the substance of the communication, (b) notify the party making the unsolicited offer of the existence of this Agreement (but not the terms of this Agreement or the identity of Buyer) and put such party on notice that further communication shall be treated as tortious interference with Buyer’s rights under this Agreement, and (c) reject the unsolicited offer or inquiry.

4.14            Transition Period Communications. As promptly as practicable after the Closing Date, Buyer shall use commercially reasonable efforts to enter into contracts with governmental and commercial payors with respect to services rendered at the Centers. Buyer shall keep Owner reasonably informed of the status of its efforts, which shall include, among other things, conducting a periodic meeting (on at least a monthly basis) to discuss its progress or setbacks.

4.15            Further Assurances. Each party to this Agreement, from and after Closing, upon the reasonable request of any other party hereto and without further consideration, shall (a) execute and deliver to the requesting party such documents and further assurances and (b) take such other actions (without cost to the requesting party) in order to carry out the purposes and intentions of this Agreement and the other Transaction Documents.

ARTICLE 5
CONDITIONS TO CLOSING

5.1            Seller Parties Conditions. Seller Parties’ obligation to close the Transactions is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless specifically waived in writing by Seller Parties in whole or in part at or prior to Closing:

(a)            Buyer shall have duly performed, satisfied and complied with all agreements, covenants and conditions required by this Agreement (including Buyer’s obligation to duly execute (to the extent required) and deliver the certificates, agreements and other documents set forth in Article 1) and each of the other Transaction Documents to be performed, satisfied or complied with by Buyer prior to or on the Closing Date;

(b)            All of the representations, warranties, covenants and agreements of Buyer contained in this Agreement shall be true, correct and not breached as of the Effective Date and the Closing Date, and Seller Parties’ decision to proceed with Closing shall not serve as a waiver of any breach thereof;

(c)            The provisions of all Exhibits and Schedules attached to this Agreement that were not attached on the Effective Date, or to the extent updated by Buyer after the Effective Date, shall be acceptable to Seller Parties in their reasonable discretion; and

5.2            Buyer Conditions. Buyer’s obligation to close the Transactions is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless specifically waived in writing by Buyer, in whole or in part, at or prior to Closing:

(a)            Seller Parties shall have duly performed, satisfied and complied with all agreements, covenants and conditions required by this Agreement (including Seller Parties’ obligation to duly execute (to the extent required) and deliver the certificates, agreements and other documents set forth in Article 1) and each of the other Transaction Documents to be performed, satisfied or complied with by Seller Parties prior to or on the Closing Date;

(b)            All of the representations, warranties, covenants and agreements of Seller Parties contained in this Agreement shall be true, correct and not breached as of the Effective Date and the Closing Date, and Buyer’s decision to proceed with Closing shall not serve as a waiver of any breach thereof;

(c)            Buyer shall have obtained all permits, licenses, approvals, certificates, consents and other authorizations by any governmental authority Buyer deems necessary, in its reasonable discretion, to consummate the Transactions and conduct the non-clinical aspects of the Business after Closing;

(d)            Buyer shall have entered into either employment agreements or independent contractor agreements with all licensed healthcare providers including each physician, advanced practice nurse, nurse practitioner, and physician assistant (collectively, the “Clinical Providers”) named in the Retained Worker List, which agreements shall become effective simultaneously with the termination of the Transition Services Agreement;

(e)            Each individual other than the Clinical Providers named on the Retained Worker List shall have accepted employment with or engagement as an independent contractor by Buyer, which employment or engagement shall become effective as of the Closing Date;

(f)            Buyer shall have completed, to its satisfaction, its due diligence review of all financial, legal and other matters relating to the Purchased Assets, the Business and the Centers;

(g)            There shall not have been any Lien on, or material adverse change in or to the Purchased Assets, the Business or the Centers from the date of the most recent Financial Statements; and

(h)            The provisions of all Exhibits and Schedules attached to this Agreement that were not attached at the Effective Date or to the extent updated by Seller Parties after the Effective Date shall be acceptable to Buyer in its reasonable discretion.

ARTICLE 6
INDEMNIFICATION

6.1            Survival. Except with respect to the Fundamental Representations (as defined below), which shall survive indefinitely, the representations and warranties in this Agreement shall survive Closing and shall remain in full force and effect for a period of two years. All covenants and agreements of the parties contained in this Agreeent and the other Transaction Documetns shall survive Closing indefinitely until fully performed or satisfied unless otherwise explicitly specified herein. The term “Fundamental Representations” means the representations of Seller Parties set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.9, 2.10, 2.15, 2.16, 2.17, 2.19 and 2.20 and the representations of Buyer set forth in Sections 3.1, 3.2, 3.3, 3.4 and 3.5. Notwithstanding the foregoing, any claims asserted in good faith, with reasonable specificity (to the extent known at such time), and in writing and in accordance with the procedures set forth in Section 6.8, from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not be barred by the expiration of the relevant representation or warranty and any such claims shall survive until finally resolved.

6.2            Indemnification by Seller Parties. Subject to the limitations set forth in this Article 6, each of the Seller Parties shall, jointly and severally, indemnify and defend Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all liabilities, losses, damages, claims, actions, suits, demands, causes of action, costs, expenses, interest, awards, judgments and penalties of any nature whatsoever (including, without limitation, reasonable legal costs and expenses) (collectively, “Losses”), arising or resulting from:

(a)            Any inaccuracy in or breach of any of the representations or warranties of Seller Parties contained in this Agreement, or any other Transaction Document, as of the Effective Date and as of the Closing Date;

(b)            Any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Seller Party pursuant to this Agreement or any other Transaction Document prior to Closing;

(c)            Any Excluded Asset, any Retained Liability, or any Loss incurred by Buyer as a result of Seller Parties performance, or any employees or agents thereof, under the Transition Services Agreement;

(d)            Any Third Party Claim (as defined in Section 6.8(b)) based upon, resulting from or arising from operation of the Business, properties, assets or Liabilities (except as expressly assumed herein) of any Seller Party or any of their Affiliates conducted, existing or arising on or prior to the Closing Date;

(e)            Buyer’s inability to enter into contracts either directly under Buyer’s tax identification number or indirectly through Buyer’s employed physicians with governmental and commercial payors (collectively, “Payors”) within 120 days after the Closing Date that (i) collectively comprise at least 90% of Sellers' Collections (as defined below) in the 12-month period ending on the Effective Date, and (ii) provide for financial reimbursement at payment rates comparable to or more favorable than those the applicable Seller Party or their respective employed physician has been during such period entitled to receive under its contract with such Payor. The term “Sellers' Collections” shall mean all cash collections of Seller Parties (including those assigned to Seller Parties from any Clinical Provider) attributable to professional medical and other healthcare services rendered in the operation of the Business, but excluding all amounts received (i) directly from a patient, (ii) on account of goods sold (including Pharmaceutical Inventory) to a patient, and (iii) from an employer for services rendered to its employee; or

(f)            Any comparative decrease in the “transition period collections” of the Business, calculated as the positive difference between (i) the revenue collected between the Closing Date and the date the Transition Services Agreement is terminated, and (ii) the revenue collected during the same period in the immediately preceding calendar year. For purposes of determining the revenue collected in clauses (i) and (ii), all amounts received on account of patients whose treatment was or will be covered in whole or in part by a federal or state government program (i.e., Medicare, Medicaid, TRICARE, etc.) shall be disregarded from the calculation. If the amount described in clause (i) is greater than that of clause (ii), Seller Parties shall have no indemnification obligation under this Section 6.2(f).

6.3            Indemnification by Buyer. Subject to the limitations set forth in this Article 6, Buyer shall indemnify and defend Seller Parties and their Affiliates and their respective Representatives (collectively, the “Seller Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses arising or resulting from:

(a)            Any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, or any other Transaction Document, as of the Effective Date and as of the Closing Date;

(b)            The breach of any covenant or agreement by Buyer in this Agreement or in any other Transaction Document or the failure to perform any obligation to be performed by Buyer in this Agreement or in any other Transaction Document; or

(c)            Any Assumed Liability.

6.4            Limitation of Liability. Except for Losses arising as a result of any inaccuracy in or breach of any Fundamental Representation of Seller Parties (as described in Section 6.1), for which Seller Parties’ liability shall be unlimited, the maximum aggregate liability of Seller Parties to all Buyer Indemnified Parties for all Losses to which such persons are entitled to seek indemnification under Section 6.2(a) shall be an amount equal to the Purchase Price. Except for Losses arising as a result of any inaccuracy in or breach of any Fundamental Representation of Buyer (as described in Section 6.1), for which Buyer’s liability shall be unlimited, the maximum aggregate liability of Buyer to all Seller Indemnified Parties for all Losses to which such persons are entitled to seek indemnification under Section 6.3(a) shall be an amount equal to the Purchase Price. Nothing contained herein shall limit or restrict any party’s right to maintain or recover any amounts in connection with any action or claim based upon fraud, intentional misstatement, willful misconduct or under any provision of this Agreement or the other Transaction Documents not expressly limited by this Section 6.4.

6.5            Exclusive Remedy. In the absence of fraud, intentional misstatement, or willful misconduct, the indemnification provisions set forth in this Article 6 will be the sole and exclusive remedy and recourse for Losses to which the Buyer Indemnified Parties and Seller Indemnified Parties are entitled to seek indemnification under Sections 6.2(a) and 6.3(a). Except with respect to the limitations set forth in the immediately preceding sentence, the indemnification rights of the parties under this Article VI are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by this Section 6.5.

6.6            Materiality. Notwithstanding anything in this Agreement to the contrary, for purposes of determining the amount of any Losses that are the subject matter of an indemnification claim, each representation or warranty contained in this Agreement is to be read without regard and without giving effect to any materiality, material adverse effect or similar standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

6.7            Other Matters. Any liability for indemnification under this Article 6 shall be determined without duplication of recovery by multiple parties and by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement. The amount of any Losses for which indemnification is entitled under this Article 6 shall be reduced by any amounts recovered by the indemnified party (or any other person or entity that receives payment on account of amounts payable to the indemnified party) under insurance policies or any other source.

6.8            Notice; Indemnification Procedures.

(a)            Any party seeking indemnification under this Article 6 shall give the party from whom indemnification is being sought notice of any matter which such indemnified party has determined to give rise to or to potentially give rise to a right of indemnification under this Agreement as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event that may give rise to Losses for which indemnification may be sought under this Article 6; provided, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is materially prejudiced by such delay. Notwithstanding anything in this Agreement to the contrary, the parties shall only be obligated for those Losses to which the indemnified party has given the indemnifying party written notice thereof prior to the expiration of the applicable survival period, if any, set forth in Section 6.1. If a party receiving a notice of a claim of Losses disputes, in writing, all or any portion of the Losses set forth in such notice within 20 days of receipt thereof, the party shall negotiate in good faith to resolve the matter. If the parties are unable to resolve the matter within 21 days of delivery of the written dispute notice, then each party may seek any remedy permissible under this Agreement.

(b)            The liability of an indemnifying party under this Article 6 with respect to Losses arising out of claims of any third party that are subject to indemnification in this Article 6 (“Third Party Claims”) shall be governed by and contingent on the following additional terms and conditions:

(i)            if any third party notifies any indemnified party with respect to a Third Party Claim, then the indemnified party shall give the indemnifying party notice of such Third Party Claim within 20 days of the receipt by the indemnified party of such notice; provided, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any indemnification obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is materially prejudiced by such delay.

(ii)            The indemnifying party will have the right to assume and control the defense of the Third Party Claim in a diligent manner at its expense and with counsel of the indemnifying party’s choice (subject to the reasonable satisfaction of the indemnified party), so long as the indemnifying party gives notice of its intention to do so to the indemnified party within 30 days of the receipt of notice of such Third Party Claim from the indemnified party.

(iii)            If the indemnifying party assumes the defense of a Third Party Claim, (A) the indemnified party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and (B) the indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the written consent of the indemnified party, unless such judgment or settlement (x) includes an unconditional written release by the claimant or plaintiff of the indemnified party from all liability in respect of such Third Party Claim, and (y) does not impose equitable remedies or material obligations on the indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No Third Party Claim which is being defended in good faith by the indemnifying party in accordance with the terms of this Agreement shall be settled by the indemnified party, nor shall the indemnified party consent to the entry of any judgment with respect thereto, without the written consent of the indemnifying party.

(iv)            In the event that the indemnifying party does not assume the defense of a Third Party Claim, (A) the indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably and in good faith may deem appropriate (and the indemnified party need not consult with, or obtain any consent from, the indemnifying party in connection therewith), (B) the indemnifying party will reimburse the indemnified party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the indemnifying party will remain responsible for any Losses the indemnified party may suffer arising out of or resulting from the Third Party Claim to the fullest extent provided under this Article 6.

(v)            Each of the indemnifying party and the indemnified party shall cooperate with the other in the defense of a Third Party Claim and make available all witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating to such Third Party Claim as is reasonably requested by the other party.

6.9            Buyer Remedy. Should any Buyer Indemnified Party be entitled to (a) indemnification, (b) direct reimbursement for payment of Retained Liabilities, or (c) any other obligation hereunder, then, in addition to any other legal or equitable right or remedy which such Buyer Indemnified Party may have, Buyer may withhold or offset any amount described in clauses (a), (b) and (c) by any amount due Sellers under the Note.

6.10            Tax Treatment of Indemnification. All indemnification obligations satisfied under this Agreement, whether in cash or by offset, shall be treated by the parties as an adjustment to the purchase price for federal and state tax purposes, unless otherwise required by law.

ARTICLE 7
TERMINATION

7.1            Termination. This Agreement may be terminated at any time prior to Closing:

(a)            by the mutual written agreement of Buyer and Seller Parties,

(b)            by Buyer by written notice of termination to Seller Parties if, in Buyer’s reasonable discretion, (i) Buyer is dissatisfied with its inspection and review of the Business, the Centers or the Purchased Assets, (ii) Buyer is dissatisfied with any updates made by Seller Parties to any of the Schedules after the Effective Date, (iii) if any of the conditions set forth in Section 5.2 are not, or if it becomes reasonably apparent that any of such conditions will not be, fulfilled by January 15, 2015, unless such failure arises as a result of Buyer’s failure to perform or comply with any of the covenants, agreements or conditions of this Agreement required to be performed or complied with by Buyer prior to Closing;

(c)            by Seller Parties by written notice to Buyer if any of the conditions set forth in Section 5.1 are not, or if it becomes reasonably apparent that any of such conditions will not be, fulfilled by January 15, 2015, unless such failure arises as a result of Seller Parties’ failure to perform or comply with any of the covenants, agreements or conditions of this Agreement required to be performed or complied with by Seller Parties prior to Closing; or

(d)            by either Buyer or Seller Parties by written notice of termination to the other, if there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the non-terminating party and such breach, inaccuracy or failure either has not been cured by the breaching party within ten days of the non-breaching party’s delivery of written notice of such breach, inaccuracy or failure to perform.

7.2            Effect of Termination. If this Agreement is terminated as provided in Section 7.1, this Agreement shall immediately become null and void and there shall be no Liability or obligation on the part of Seller Parties or Buyer or their respective officers, directors, stockholders or Affiliates; provided, however, the provisions of Section 4.5 and Section 7.2 and Article VI of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

7.3            Remedies. Any party terminating this Agreement pursuant to Section 7.1 shall have the right to recover damages sustained by such party as a result of any breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement or fraud or willful misrepresentation; provided, however, that the party seeking relief is not in breach of any representation, warranty, covenant or agreement contained in this Agreement under circumstances which would have permitted the other party to terminate the Agreement under Section 7.1.

ARTICLE 8
MISCELLANEOUS

8.1            Waiver. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any party shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege. Any waiver under this Agreement must be in writing, signed by the waiving party.

8.2            Severability. If any term or provision of this Agreement or any other Transaction Document is determined to be invalid, illegal or unenforceable by any court, agency or tribunal of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other Transaction Document or invalidate or render unenforceable such term or provision in any other jurisdiction. Unless expressly provided otherwise in this Agreement or any of the other Transaction Documents, the parties to the applicable Transaction Document shall negotiate in good faith to modify such Transaction Document so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

8.3            Amendment; Assignment. This Agreement may not be amended except by an instrument in writing signed by Buyer and Seller Parties. This Agreement and all provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned by any party hereto without the prior written consent of the other party; provided, however, that Buyer may assign this Agreement or delegate the performance of its obligations to a subsidiary or Affiliate of Buyer or without the consent of Seller Parties so long as such assignment or delegation, in no way limits, diminishes or alters the nature or extent of Seller Parties’ rights, interests, or remedies herein. Notwithstanding anything in this Agreement to the contrary, expressed or implied, this Agreement is not intended to confer any rights or remedies on any person other than the parties and their respective successors and permitted assigns.

8.4            Entire Agreement. Except as otherwise provided in this Agreement, this Agreement and the other Transaction Documents set forth the entire understanding of the parties with respect to the subject matter hereof and thereof and this Agreement and the other Transaction Documents supersedes all prior agreements concerning the subject matter hereof and thereof. No party is relying upon any statement or representation of any other party except as expressly set forth herein and each party is relying on its own judgment in connection with the execution of this Agreement and the other Transaction Documents and the consummation of the Transactions.

8.5            Notices. All notices, claims, certificates, requests, demands and other communications pursuant to this Agreement or any other Transaction Document shall be in writing and shall be deemed to have been duly given to Buyer or to all Seller Parties, as the case may be, (a) when delivered, if delivered by hand; (b) one business day after transmitted, if transmitted by a nationally-recognized overnight courier service, (c) when sent by facsimile, if sent by facsimile transmission which is confirmed; or (d) three business days after mailing, if mailed by registered or certified mail, postage prepaid, return receipt requested, and in each case to the parties at the following addresses (or at such other address for such party as shall be specified in a notice given in accordance with this Section 8.5):

If to Seller Parties:	Charles I. Okorie, M.D.
5365 Anvil Court
Fairfax, Virginia 22030

If to Buyer:                              ACSH Urgent Care of Virginia
        1170 Peachtree Street NE, Suite 2350
        Atlanta, Georgia 30309
        Attention: Richard W. Turner, CEO

with copies to, which shall not constitute notice to Buyer:

        ACSH Urgent Care Holdings, LLC
        c/o Baker Donelson
        420 20th Street North, Ste 1400
        Birmingham, Alabama 35213
        Attention: Adam S. Winger

8.1            Dispute Resolution. Except for equitable remedies, upon any disagreement, dispute or claim arising out of or relating to this Agreement (each, a “Dispute”), any party may deliver written notice (the “Dispute Notice”) to the other describing the nature of the Dispute. Promptly following the delivery of the Dispute Notice, the parties shall meet and confer in good faith and use their reasonable best efforts to reach an agreement for the resolution of the Dispute. If the parties are unable to resolve the Dispute within 30 calendar days after delivery of the Dispute Notice, the Dispute shall be resolved by binding arbitration before one arbitrator pursuant to the then-applicable rules of the American Health Lawyers Association. Arbitration proceedings shall be held in Richmond, Virgnia. The parties may, if they are able to do so, agree upon the arbitrator; otherwise, an arbitrator shall be selected in accordance with the American Health Lawyers Association Alternate Dispute Resolution Services Rules of Procedure for Arbitration. No one shall serve as arbitrator who is in any way financially interested in this Agreement or in the affairs of either party or its Affiliates. Each party shall pay its own expenses of arbitration and one-half of the expenses of the arbitrator. If any position by any party under this Agreement, or any defense or objection to such position, is deemed by the arbitrator to have been unreasonable, the arbitrator shall assess, as part of the award against the unreasonable party or reduce the award to the unreasonable party, all or part of the arbitration expenses (including reasonable attorneys’ fees) of the other party and of the arbitrator with respect to such unreasonable position.

8.2            Governing Law, Venue, Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, excluding any conflicts-of-law rules or principles that might refer the governance or construction of this Agreement to the laws of another jurisdiction. For any Dispute not resolved pursuant to or implicated by Section 8.1, the parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Virginia, in each case located in Richmond, Virginia, and appropriate appellate courts therefrom, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts, which courts shall be the exclusive courts of jurisdiction and venue. The parties irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction and venue is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction or venue with respect to any other dispute in which a party to this Agreement may become involved. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT WHICH IS NOT RESOLVED UNDER SECTION 8.1 IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.3            Costs of Enforcement. If Buyer or any Seller Party files suit or other action to enforce the terms of this Agreement or to obtain performance as required in this Agreement, then the prevailing party in any such suit or action will be entitled to recover all reasonable costs, including reasonable attorneys’ fees and costs, from the non-prevailing party as part of any judgment in such suit or action. The term “prevailing party” will mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint.

8.4            Schedules and Exhibits; Usage. All Schedules and Exhibits attached hereto are hereby incorporated in this Agreement as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule or Exhibit shall have the meanings assigned to such terms in this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time may be amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

8.5            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.

8.6            No Requirement To Refer. Notwithstanding anything contained herein, nothing in this Agreement shall be construed to induce, encourage, solicit or reimburse the referral of any patients or business, including any patients or business funded in whole or part by federal or state government programs (i.e., Medicare, Medicaid, TRICARE, etc.) or to limit the freedom of any patient of Sellers, Buyer or any of their Affiliates to choose the hospital, healthcare facility or physician from whom such patient will receive medical services. The parties acknowledge that there is no requirement under this Agreement or any other agreement between the parties that Sellers or any of their Affiliates refer patients or business to Buyer, any medical practice, walk-in clinic or urgent care clinic managed by Buyer or its Affiliates. No payment made under this Agreement will be in return for the referral of patients or business, including those paid in whole or part by federal or state government programs. The parties acknowledge that none of the benefits granted Seller Parties or any of their Affiliates hereunder are conditioned on any requirement that any such person make referrals to, be in a position to make or influence referrals to, or otherwise generate business for Buyer, any medical practice, walk-in clinic or urgent care clinic managed by Buyer or any of their Affiliates.

8.7            Fair Value. Buyer and Seller Parties acknowledge that the terms of this Agreement have been negotiated at arms’ length and that the Purchase Price constitutes fair value for the Purchased Assets.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of Buyer and each of the Seller Parties as of the Effective Date.

BUYER:

ACSH URGENT CARE OF VIRGINIA, LLC
a Virginia limited liability company

By:	/s/ Richard W. Turner
Name:	Richard W. Turner
Title:	Chief Executive Officer

OWNER:
Sign:	/s/ Charles I. Okorie, M.D.
Print:	Charles I. Okorie, M.D.

SELLERS:

STAT MEDICAL CARE, P.C.
a Virginia professional corporation

By:	/s/ Charles I. Okorie, M.D.
Name:	Charles I. Okorie, M.D.
Title:	President

WILLIAM AND TERESA MEDICAL CARE, INC.,
a Virginia corporation

By:	s/ Charles I. Okorie, M.D.
Name:	Charles I. Okorie, M.D.
Title:	President

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

PROMISSORY NOTE

$50,000	December 31, 2014

FOR VALUE RECEIVED, ACSH URGENT CARE OF VIRGINIA, LLC, a Virginia limited liability company (“Borrower”), hereby promises to pay to CHARLES I. OKORIE, M.D. (“Owner”), on behalf of STAT MEDICAL CARE, P.C., a Virginia professional corporation, WILLIAM AND TERESA MEDICAL CARE, INC., a Virginia corporation (collectively “Lender” and together with Owner, collectively “Seller Parties”)), to the address 5365 Anvil Court, Fairfax, Virginia 22030 or at such other place as may be designated in writing by Lender, the principal sum of $50,000, together with interest on the unpaid balance thereof at the rate, on the terms and subject to the conditions set forth herein.

This Promissory Note (this “Note”) is delivered by Borrower pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement dated as of December 29, 2014, by and among Borrower and Seller Parties (the “Purchase Agreement”). Capitalized terms used and not otherwise defined in this Note shall have the meanings ascribed to such term in the Purchase Agreement.

1.            Interest Rate. The unpaid principal balance of the Note shall bear simple interest at a fixed interest rate of 5% per annum (the “Interest Rate”). In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. If any payment of interest or in the nature of interest would, under applicable law, cause the foregoing interest rate limitation to be exceeded, then the excess payment shall be credited as a payment of principal, unless Borrower notifies Lender that Borrower desires to have the excess sum returned to Borrower.

2.            Maturity. If not sooner prepaid pursuant to the terms of this Note, the unpaid principal balance and all accrued but unpaid interest under this Note shall be due and payable one year from the date of this Note (the “Maturity Date”).

3.            Prepayment. The principal amount of this Note may be prepaid in full or in part at any time without penalty. Any such prepayment shall be first applied to accrued but unpaid interest, and the balance, if any, to principal.

4.            Method of Payment. Payments made pursuant to this Note shall be made in cash or immediately available funds to Lender at the address provided below for notice, or to such other address as Lender may designate to Borrower in writing from time to time. By acceptance of this Note, each Lender acknowledges that Borrower has been directed by Lender to make all payments under this Note directly to Owner on behalf of Lender, and that upon satisfaction of all such payments to Lender, Borrower's obligations to Lender under this Note (and as set forth in the Purchase Agreement shall be satisfied.

5.            Adjustment of Principal. The principal amount of this Note may be increased or decreased, as the case may be, in accordance with the terms of the Purchase Agreement.

6.            Offset by Borrower. Borrower may offset amounts owed to Borrower by any Seller Party under any of the Transaction Documents against any amount owed to Lender under this Note, whether or not such amounts are currently due under this Note; provided that Borrower first comply with all terms and satisfy all conditions set forth in the applicable Transaction Documents.

7.            Applicable Law and Dispute Resolution. The provisions set forth in Article 8 of the Purchase Agreement relating to choice of law and dispute resolution shall govern any dispute concerning this Note.

8.            Execution and Delivery. Notwithstanding anything to the contrary set forth herein, this Note shall be executed and delivered at the location designated for Closing in the Purchase Agreement.

9.            Headings. The headings of the sections, subsections, paragraphs and subparagraphs of this Note are used only for convenience of reference and shall not be considered in construing the contents of this Note.

10.         Severability. No determination by any court, agency or other governing body that any provision of this Note is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

11.         Modification. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by Borrower and Lenders.

12.         Not a Negotiable Instrument. This Note shall not be deemed to be a negotiable instrument, and the rights and obligations under this Note may not be assigned or delegated by Borrower or any Seller Party without the prior written consent of the other.

13.         Relationship. Nothing contained in this Note shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and any Seller Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Note in favor of Lender as of the date first written above.

BORROWER:

ACSH URGENT CARE OF VIRGINIA, LLC,
a Virginia limited liability company

By:	/s/ Richard W. Turner
Name:	Richard W. Turner
Title:	Chief Executive Officer

[Signature page to Promissory Note]

EXHIBIT B

BILL OF SALE

1.            Sale and Transfer of Purchased Assets. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by that certain Asset Purchase Agreement dated as of December 29, 2014, (the “Effective Date”), by and among ACSH URGENT CARE OF VIRGINIA, LLC, a Virginia limited liability company (“Buyer”), and STAT MEDICAL CARE, P.C., a Virginia professional corporation, WILLIAM AND TERESA MEDICAL CARE, INC., a Virginia corporation, and CHARLES I. OKORIE, M.D., a resident of the state of Virginia (collectively “Seller Parties”) (the “Purchase Agreement”), Seller Parties hereby sell, assign, transfer, convey and deliver to Buyer, effective as of 11:59 p.m. Dallas, Texas time on December 31, 2014 (the “Closing Date”), all of Seller Parties' right, title and interest in and to the Purchased Assets. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

2.            Terms of the Purchase Agreement. The terms and conditions of the Purchase Agreement, including, without limitation, the representations, warranties, covenants, agreements and indemnities are incorporated herein by this reference.

3.            Further Assurances. Seller Parties for their selves and their successors and assigns, hereby covenant and agree that, at any time and from time to time upon the written request of Buyer, Seller Parties will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the Purchased Assets.

[Signature Page Follows]

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IN WITNESS WHEREOF, Seller Parties have duly executed this Bill of Sale as of the Closing Date.

SELLER PARTIES:

STAT MEDICAL CARE, P.C.,
a Virginia professional corporation

By:	/s/ Charles I. Okorie, M.D.
Name:	Charles I. Okorie, M.D.
Title:	President

WILLIAM AND TERESA MEDICAL CARE, INC.,
a Virginia corporation

By:	/s/ Charles I. Okorie, M.D.
Name:	Charles I. Okorie, M.D.
Title:	President

CHARLES I. OKORIE, M.D.

Sign:	/s/ Charles I. Okorie, M.D.
Print:	Charles I. Okorie, M.D.

[Signature page to Bill of Sale]

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EXHIBIT C

MEDICAL DIRECTOR EMPLOYMENT AGREEMENT

THIS MEDICAL DIRECTOR EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of December 31, 2014 (the “Effective Date”), by and between ACSH URGENT CARE OF VIRGINIA, LLC, a Virginia limited liability company (“Company”), and CHARLES I. OKORIE, M.D., (“Physician”), a physician duly licensed and registered to practice medicine under the laws of the State of Virginia (“State of Licensure”).

RECITALS:

A.    Company engages in the business of rendering urgent care and other professional medical services at multiple centers including those located within the State of Licensure (together with any future center owned, operated or managed by Company, collectively, the "Centers").

B.    Company and Physician’s current employer (“Current Employer”) have entered into a transaction involving the purchase by Company of all or substantially all of the assets of Current Employer used in the operation of one or more walk-in medical centers (the “Transaction”). In connection with the Transaction, Current Employer and Company contemplate entering into a Transition Services Agreement (the “Transition Agreement”) at the closing of the Transaction to enable Company to transfer the business without interruption.

C.    Company and Physician desire for this Agreement to be effective as of the Effective Date, but for the Services (as defined herein) to commence immediately upon the termination of the Transition Agreement (the “Commencement Date”).

D.    Company desires to employ Physician to render professional medical services at the Centers and to provide such other services as described herein; and

E.    Physician desires to accept such employment on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Physician and Company agree as follows:

1.                  Employment. Company hereby employs Physician and Physician hereby accepts such employment upon the terms and conditions set forth herein. This Agreement shall be effective as of the Effective Date, but the Services (as defined below in Section 2(a)) shall not commence until the Commencement Date. Between the Effective Date and the Commencement Date, Physician shall remain the employee or independent contractor, as the case may be, of Current Employer, and Company shall have no responsibility or liability for acts performed by Physician until the Commencement Date. Immediately following the Commencement Date, Physician shall be a full-time physician employee of Company without any further action by either party.

2.                  Physician’s Services and Responsibilities.

(a)            General. On and after the Commencement Date, Physician shall serve as a full-time, physician employee of Company. In such capacity, Physician shall perform, for and on behalf of Company, the services Company may request from time to time including those set forth on Exhibit B attached hereto (collectively, the “Services”). As a full-time employee, Physician shall devote substantially all of Physician's working time, energies, and skills to the exclusive furtherance of Company’s business, and shall serve Company diligently and to the best of Physician's ability. Although the parties anticipate the majority of the Services to be performed at a single Center, Company, in its reasonable discretion, may at any time require that Physician render Services at any of the other Centers.

(b)            Authority and Control of Company. Physician shall perform the Services in accordance with the policies, procedures, rules and regulations as Company may establish from time to time, and all work performed by Physician shall be subject to review and evaluation by Company or a representative thereof. Subject to the exercise of Physician's independent medical judgment as set forth in Section 8 below, Physician shall accept all patients assigned to Physician by Company.

(c)            Conflicts. Physician shall devote Physician's best efforts to fulfill Physician's obligations hereunder. To that end, Physician shall not, while employed by Company, engage in any other professional or business activity which may reasonably be expected to (i) interfere with or impede Physician’s performance of Physician’s duties hereunder or (ii) conflict with Physician’s undivided loyalty to Company, whether or not such activity is pursued for gain, profit or other pecuniary advantage, without the prior written consent of Company, which consent shall not be unreasonably denied. Notwithstanding any consent given by Company, Physician agrees that the staffing and scheduling needs of Company shall be given preference over any other professional activity in which Physician is permitted to engage. Any consent granted to Physician to engage in another professional or business activity shall be revocable by Company, in Company’s sole discretion, at any time upon written notice to Physician. Upon receipt of such notice, Physician immediately shall cease and desist from such activity.

(d)            Payor Contracts. Physician shall cooperate with Company and take all necessary or appropriate action to participate, and shall at all times maintain participating physician status, in the payment plans of all private and governmental third-party payors, health maintenance organizations, preferred provider organizations, and other health benefit programs (collectively, "Payor Programs") with which Company (or any of its affiliates) may contract. At the request of Company, Physician shall (i) enter into contracts with Payor Programs in Physician’s capacity as an individual, licensed healthcare provider (the “New Contracts”), and (ii) with respect to all contracts with Payor Programs existing as of the Effective Date (the “Existing Contracts” and together with the New Contracts, the “Payor Contracts”), provide notice to, and obtain consents from, all applicable payor parties under such Existing Contracts as required by the terms of the Existing Contract in order for Physician to render the Services for the economic benefit of Company. Physician shall maintain in good standing (unless Company specifically directs Physician in writing otherwise) all Payor Contracts, and Physician shall not take any action to amend or renegotiate the terms of any Payor Contract without at least 30 days’ prior written notice to Company.

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3.                   Financial Terms.

(a)            Assignment of Professional Fees. Except as otherwise agreed by the parties, Physician agrees that, during the term of this Agreement, Physician shall not bill to or collect from any patient or third party payor any amount for services rendered hereunder. Physician hereby irrevocably assigns and grants to Company the right to bill and collect from patients and all Payor Programs for all services rendered by Physician hereunder. Upon request by Company, Physician shall execute a CMS Form 855R and any other appropriate forms to effectuate assignment to Company of Physician’s professional fees for Services rendered to patients.

(b)            Compensation. From the Commencement Date until the termination or expiration of this Agreement, in consideration of the Services, Company shall pay Physician, subject to all applicable payroll taxes and required withholdings, the compensation set forth in this Section 3.

(i)            Compensation. Company shall pay Physician $100 per hour for the first 40 hours worked by Physician in any calendar week and $125 per hour for each hour Physician works in excess of 40 hours in any calendar week (collectively the “Salary”). The Salary shall be payable in biweekly installments according to Company’s normal payroll procedures; provided, however, that, for the pay period that includes the Commencement Date or the effective date of the termination of this Agreement, the biweekly installment for the pay period that includes such date shall be pro-rated based on the number of days which Physician was employed and eligible to render Services during such pay period. Company may consider increases to the Salary based upon such factors as Physician's performance, duration of service, success of the Centers, and any other factor Company may deem relevant; provided that Company shall have no obligation to grant any increases in the Salary.

(ii)            Options. Physician shall be entitled to participate in any stock option program or plan established or maintained by the Company from time to time.

(iii)            Benefits. In accordance with their terms, Physician shall be entitled to participate in any plans, insurance policies or contracts maintained by Company relating to retirement, health, disability and other related benefits. Physician’s rights and entitlement with respect to any such benefits shall be as set forth in Company’s employee handbook, and subject to the provisions of the relevant plans, contracts or policies providing such benefits. Nothing contained herein shall be deemed to impose any obligation on the Company to adopt or maintain any such plans, policies or contracts.

(c)            Expense Reimbursement. Company shall reimburse Physician for ordinary and necessary business expenses incurred in the performance of Physician's duties hereunder in accordance with the expense reimbursement policies of Company as set forth in the employee handbook.

4.                  Physician’s Representations, Warranties and Covenants. Physician represents, warrants, and covenants at all times during the term of this Agreement that Physician:

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(a)            is and will maintain a full and unencumbered license, in good standing under the laws of the State of Licensure, to engage in the practice of medicine, and said license will not be suspended, revoked or restricted in any manner at any time during the term of this Agreement;

(b)            neither Physician nor any immediate family member of Physician (i) has an ownership or investment interest in Company or any affiliate of Company (each, a “Covered Entity”) (including, without limitation, ownership of the common stock of American CareSource Holdings, Inc.), and (ii) is party to a compensation arrangement (as defined in 42 U.S.C. §§1395nn) with any Covered Entity, unless covered by an applicable exception to the Stark law. Physician agrees that neither Physician nor any immediate family member of Physician will obtain or acquire any ownership or investment interest in Covered Entity, including the ownership of any Covered Entity’s common stock, without the prior written approval of Company. Physician’s compliance with this Section 6 shall be confirmed periodically, in writing, confirm, in writing, Physician’s strict compliance with the provisions of this subsection at any time, and may condition the Physician’s continued employment upon such strict compliance;

(c)            has and will maintain current controlled substances registrations issued by applicable state authorities and the United States Drug Enforcement Administration, which registrations have not been surrendered, suspended, revoked or restricted in any manner;

(d)            has and will maintain at least the minimum continuing medical education credits required by the applicable governing board;

(e)            has disclosed to Company the prior occurrence of any of the following matters, and will disclose the occurrence of any such matters after the Effective Date immediately upon the occurrence thereof:

(1)            any malpractice suit, claim (whether or not filed in court), settlement, settlement allocation, judgment, verdict or decree against Physician;

(2)            any disciplinary, peer review or professional review investigation, proceeding or action instituted against Physician by any licensure board, hospital, school, health care facility or entity, professional society or association, Payment Program, peer review or professional review committee or body, or governmental agency;

(3)            any complaint, conviction or allegation involving Physician’s commission of a felony, or any other crime involving moral turpitude;

(4)            any investigation or proceeding, whether administrative, civil or criminal, relating to an allegation against Physician of filing false health care claims, violating anti-kickback laws, or engaging in other billing improprieties relating to the practice of medicine;

(5)            any illness or condition that may impair Physician’s ability to exercise sound medical judgment;

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(6)            any use of drugs (whether or not prescribed) or alcohol, which, in Company’s reasonable opinion could compromise the reputation or quality of medical care at the Centers, or any participation in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program;

(7)            any allegation, investigation or proceeding based on any allegation, against Physician, relating to the alleged or potential violation by Physician of professional ethics or standards, or the engaging by Physician in illegal, immoral or other misconduct (of any nature or degree), relating to the practice of medicine;

(8)            any denial or withdrawal of an application in any state for licensure as a Physician, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance; and

(9)            any rejection or exclusion, for any duration, from participation in any Payor Program.

(f)            shall submit to periodic, random drug testing in accordance with the Company’s policies;

(g)            shall abide by the rules, regulations, policies and directives of Company;

(h)            shall render the clinical Services to patients at the Centers in a competent, professional and ethical manner, in accordance with prevailing standards of general medical practice, and in material compliance with all applicable statutes, regulations, rules, orders and directives of any and all applicable governmental and regulatory bodies having competent jurisdiction;

(i)            shall, in connection with the provision of the Services, use the equipment, instruments, pharmaceuticals and supplies furnished by Company for the purposes for which they are customarily used and in a manner consistent with sound medical practice;

(j)            shall complete and maintain, in a timely manner, adequate and legible clinical records and such other reports as may be required by the rules and regulations of Company and by applicable state and federal laws, and shall retain responsibility for and control of all medical files and medical records relating to patients treated by Physician to the extent required by applicable law; and

(k)            shall submit timely and accurate patient services information to Company for billing purposes in a format prescribed by or on behalf of Company.

5.                   Professional Liability.

(a)            Professional Liability Insurance. Company shall obtain, maintain, and pay all premiums for professional liability (malpractice) insurance policy covering claims and losses resulting from the Services provided by Physician at the Centers during the term of this Agreement, regardless of whether any such claim or loss arises after the termination date of this Agreement. Physician will fully cooperate in the defense of any asserted claim, whether or not this Agreement is still in effect. Any services or activities performed for third parties, not at the request or for the benefit of Company during or after the term of this Agreement, will not be deemed to be included in the definition of "Services," and Physician shall not be deemed to be Company's employee, agent or contractor in performing such services or activities. Company shall incur no liability for such outside services or activities, vicarious or otherwise, and Physician shall obtain and be solely responsible for the expense of professional liability insurance covering all such outside services and activities, which coverage shall contain commercially reasonable policy limits, and Physician shall indemnify and hold harmless Company against the entirety of any loss or threatened loss or expense resulting from, arising out of or relating to Physician’s outside services or activities.

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(b)            Company Not Liable for Outside Activities. Any services or activities performed for the benefit of any party other than Company or which are either outside the scope of this Agreement or not at the request of Company during or after the term of this Agreement are not included in the definition of "Services," and Physician shall not be deemed to be Company's agent, contractor, servant or employee in performing such services or activities. Company shall incur no liability for such services or activities, vicarious or otherwise, and such services and activities will not be covered by Company's professional liability insurance. Physician shall obtain and maintain, at Physician’s sole cost and expense, professional liability insurance with commercially reasonable policy limits covering such services and activities, and Physician shall indemnify and hold harmless Company against the entirety of any loss or threatened loss or expense (including attorneys’ fees and expenses), resulting from, arising out of or relating to such services and activities.

6.                  Term. This Agreement shall become effective as of the Effective Date notwithstanding that the payment and performance obligations of each party shall commence on the Commencement Date. Unless sooner terminated as provided herein, this Agreement shall remain in full force and effect for 12 months after the Commencement Date. This Agreement shall automatically renew on each anniversary of the Commencement Date for an additional 12 months.

7.                  Termination.

(a)            Termination by Physician. Physician may terminate this Agreement without cause upon 90 days’ prior written notice to Company.

(b)            Termination by Company. Company may terminate this Agreement without cause upon 30 days’ prior written notice to Physician. Company may terminate this Agreement immediately by providing written notice to Physician upon the occurrence of any of the following:

(1)            Physician’s death;

(2)            Physician’s disability for a continuous period in excess of 90 days due to a mental or physical condition (other than pregnancy) that is determined by a Physician selected by Company to be a permanently disabling condition or a condition that will impair Physician’s ability to perform the Services beyond said 90-day period;

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(3)            Physician’s denial or instruction to a staff member to deny treatment to any patient who presents for care before the close of the stated business hours of the Center in which Physician is then working;

(4)            the suspension, limitation, revocation, or cancellation of Physician's license to practice medicine in the State of Licensure or any other state, or the institution of disciplinary proceedings against Physician by any such state or other applicable regulatory agency having jurisdiction over Physician's professional license or conduct;

(5)            any change in control of Company, which shall include the sale of all or substantially all of the assets of Company, the sale of 51% or more of the equity of Company, or any merger or consolidation in which Company is not the surviving entity;

(6)            bankruptcy, insolvency or cessation of operations of Company; any voluntary or involuntary petition for bankruptcy, dissolution, liquidation or winding‑up of the affairs of Company; any assignment by Company for the benefit of creditors;

(7)            Physician's insubordination, gross neglect of duty or professional standards, dishonesty, disloyalty, failure to be available for work when scheduled, willful inattention to the economic or ethical welfare of Company;

(8)            Physician's failure or refusal to faithfully and diligently perform the Services and comply with the provisions of this Agreement, including providing the full scope of clinical services required for the particular Center and patient population in which Physician is then working;

(9)            Physician’s use of drugs or alcohol, which, in the reasonable opinion of Company, may be expected to interfere with Physicians duties hereunder;

(10)            Physician’s engaging in criminal, unprofessional, unethical or fraudulent conduct including without limitation, or Physician is found guilty of such conduct by any health care entity or governmental agency of competent jurisdiction;

(11)            Company's inability to adequately insure Physician or the termination of Company's professional liability policy covering Physician due to Physician’s claims experience or error or omission of Physician;

(12)            Physician is excluded or suspended from participation in Medicare, Medicaid or any other Payor Program; or

(13)            Physician’s breach of any representation or other material term in this Agreement not described in any subsection (1) - (11) above, which breach has not been cured to the reasonable satisfaction of Company within 30 days after notice of such breach.

(c)            Termination Obligations. Upon termination of this Agreement, Physician shall (i) immediately repay any indebtedness owed by Physician to Company; provided that Company may, in its sole discretion, deduct or offset any amounts owed to Company by Physician from any amounts that may otherwise be due to Physician from Company; and (ii) Physician shall promptly deliver to Company all property in Physician possession or control which belongs to Company, including, without limitation, all equipment supplied to Physician for use at the Centers, all materials, whether written, descriptive, or maintained in some other form, relating to Company, the Centers, Company’s business affairs, patients, or potential patients, and any other Confidential Information (as defined in Section 10) then in Physician’s possession or control.

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8.                  Independent Medical Judgment. Physician shall make any and all decisions pertaining or related to the practice of medicine and the care and treatment of patients. Notwithstanding any provision hereof to the contrary, including but not limited to Section 2(b), Physician shall perform all services with respect to the diagnosis and treatment of patients in such manner as Physician, in the independent exercise of Physician’s independent medical judgment, deems to be in the best interests of the patients. The parties specifically agree and acknowledge that Physician shall have full and final authority over all medical decisions made in the course of Physician’s rendering care and treatment to patients at the Centers.

9.                  Referrals. If, in the exercise of Physician's independent medical judgment, Physician determines that it is in the best interest of a patient to refer the patient to another physician, a hospital or other health care facility, Physician shall refer such patient to a physician, hospital or other health facility designated by Company unless the patient prefers to be referred to another physician, hospital or other health care facility.

10.               Restrictive Covenants. The restrictions contained in this Section 10 are necessary to protect Company’s legitimate business interests, which include, without limitation, established patient relationships, valuable confidential and professional information, patient goodwill, and other goodwill associated with Company’s business and the Centers. Such restrictions are not more restrictive than necessary to protect such interests, do not impose an undue hardship on Physician and are otherwise reasonable in all respects. If any covenant in this Section 10 is determined to be void or unenforceable by a court of competent jurisdiction, the parties authorize such court to modify the violating provision in the minimum extent necessary to render such provision enforceable; provided that no modification shall be made to render the applicable covenant more restrictive with regard to Physician as originally drafted by the parties. The termination of the Physician’s employment, for any reason, shall not eliminate or diminish any of the Physician’s obligations under this Section 10. Company shall have the right to disclose the provisions of this Agreement to any individual or entity who may employ, engage or retain Physician form after the date hereof.

(a)            Noncompetition; Nonsolicitation.

(i)            During the term of this Agreement, Physician shall not engage in any activity which constitutes the practice of medicine except as an employee of Company or engage in any other professional or business activity which substantially interferes with or impedes the performance of the Physician's duties hereunder;

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(ii)            For a period of two years following the expiration or termination for any reason of this Agreement, (the "Covered Period"), to the maximum extent permissible under the laws of the State of Licensure, Physician shall not, directly or indirectly, for Physician's own account or for others, within a radius of 25 miles of the Centers or any other urgent care, occupational care or walk-in medical center that Company or any of its Affiliates (as defined below) opens, acquires, manages or commits (whether or not such commitment is binding) to open, acquire, or manage at any time prior to or during the term of this Agreement (each a “Protected Center”) (i) call upon, solicit, divert or take away, any customers, clients, or any of the patients seen or treated at any Protected Center, (ii) hire, attempt to hire, contact or solicit with respect to hiring, any employee or independent contractor employed or engaged by Company within the 24 month period immediately preceding the expiration of the Covered Period, (iii) own any interest in, lease, operate, manage, perform services for, extend credit to or otherwise participate in (e.g., as a medical director, owner, lender, employee, officer, consultant or contractor) any urgent care, occupational care or walk-in medical business within a 25 mile radius of a Protected Center. The foregoing is not intended nor shall it be interpreted to prohibit Physician from referring any patient for any goods or services to any health care center that in Physician’s independent medical judgment is in the best interests of such patient. For purposes of this Agreement the term "Affiliate" means any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Company.

(b)            Confidential Information.

(i)            Physician hereby acknowledges and agrees as follows: (a) as a result of Physician's employment by Company and the nature of the Physician’s duties as an employee of Company, Confidential Information (as defined herein) will be disclosed or made available to Physician solely for the purpose of enabling Physician to perform such duties; (b) Company has expended substantial sums to acquire and develop Confidential Information; (c) Company derives substantial economic benefit from the fact that the Confidential Information is not known to Company’s competitors; and (d) any unauthorized disclosure or use of any Confidential Information would have a serious adverse effect on Company and its legitimate business interests.

(ii)            For purposes of this Agreement, the term "Confidential Information" means any proprietary and confidential information or data which is related to the medical practice or business activities of Company including, without limitation, (a) all terms and conditions of this Agreement, and (b) any concept, plan, design, program (including computer program), idea, procedure, system, application, form, process, method, know-how, technique, technology or other information which pertains or relates in any way to the medical practice or business activities of Company including, without limitation (1) lists or other compilations of or information concerning patients, clients, customers, vendors or suppliers of Company, (2) the terms of any Payor Contract, pricing methods and fee schedules, (3) clinical protocols, (4) all other “trade secrets” of Company (as such term is defined under applicable law, as may be amended, modified or restated from time to time), (5) personnel information, employee evaluations and employee compensation information, (6) all information contained in the Patient Records (as defined in Section 11), and (7) all other financial or proprietary business information.

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(iii)            From and after the date hereof, Physician shall hold all Confidential Information in confidence and, subject to Section 10(b)(iv) below, shall not: (i) communicate or disclose any Confidential Information to any party other than (A) Company, (B) Physicians of Company who are authorized to receive such information or (C) a party to whom or which such communication or disclosure has been authorized by Company; (ii) duplicate, copy or make any record of any Confidential Information; or (iii) use any Confidential Information for the benefit of Physician or any party other than Company or for any purpose other than the performance of Physician's duties as an employee of Company.

(iv)            Notwithstanding the foregoing provisions of this Section 10, and subject to the limitations set forth in Section 11, Physician may disclose Confidential Information to any party if and to the extent required by law and, if such disclosure is made in a manner which complies with the provisions of this Section 10(b)(iv), Physician shall have no liability on account of such disclosure. If Physician becomes legally required to disclose any Confidential Information, Physician shall immediately notify Company of such obligation, the specific Confidential Information which Physician is required to disclose and the party to whom or which Physician is required to make such disclosure so that Company, at its option, may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Paragraph. If Company elects to seek a protective order or other appropriate remedy, Physician shall cooperate with, and not object to, any such action. If Company does not obtain the protective order or other remedy or waives compliance with such provisions, Physician shall disclose only that portion of such Confidential Information, which Physician is legally required to disclose.

(c)            Expert Witness or Consultant. Until the termination of this Agreement and for two years thereafter, Physician shall not provide services as an expert consultant or as an expert witness to any attorney, or any person employed by an attorney, adverse to Company or any of its Affiliates without first obtaining the approval of the Company.

(d)            Company’s Remedies for Breach. If Physician breaches or threatens to breach any of Physician’s covenants contained in this Section 10, then, in addition to the recovery of damages, Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction (either in law or in equity) to enforce the specific performance thereof by Physician or to enjoin Physician from any further or continuing breach without the necessity of showing actual damages or furnishing a bond or other security; provided, however, that nothing herein contained shall be construed as prohibiting Company from pursuing any other remedies available to it on account of such breach including the recovery of damages from Physician. If Company initiates and is successful in any legal action to enforce the provisions of this Section 10 or to seek damages for any breach thereof, Company shall be entitled to recover from Physician reasonable attorneys' fees and all other costs incurred by it in connection with such legal action. All remedies provided herein shall be cumulative and not exclusive and shall be in addition to any other remedies available at law or in equity to Company for any breach of this Agreement.

11.              HIPAA and Patient Records. Each party agrees that it will comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), including, without limitation, the privacy, security and electronic transaction regulations adopted thereto. All patient lists, charts, records and case histories created or maintained at the Centers and all records and information coming into the possession of Physician or Company which are the property of any hospital or referring physician and for which Company has assumed temporary or permanent custodial responsibility (collectively, “Patient Records”) shall at all times be and remain the property of Company. Unless required by service of legal process, no Patient Record shall be disclosed by Physician to any person not authorized by Company, except in strict accordance with medical ethics and such further procedures and rules relating thereto as are promulgated by Company from time to time. Physician agrees that Physician will not, during the term of this Agreement or at any other time thereafter, divulge or disclose any information contained in the Patient Records to any person or entity whatsoever, for any purpose whatsoever. It is understood that this prohibition does not apply to Patient Records for the purposes of consultation, reference of another physician, claims in connection with accidents or disability made by a patient, or other legitimate uses in furtherance of Company’s business and the welfare of Company’s patients.

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12.                Miscellaneous.

(a)            Governing Law. This Agreement shall be governed and interpreted in accordance with, and the rights of the parties shall be determined by, the laws of the State of Licensure without regard to principles of conflicts of laws.

(b)            Severability. If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

(c)            Amendment. No alteration or modification of this Agreement, including exhibits hereto, shall be valid unless made in writing and executed by each of the parties hereto.

(d)            Counterparts. This Agreement may be executed in more than one counterpart, and delivered via facsimile or other electronic means, and each executed counterpart shall be considered as the original.

(e)            Vested Rights. No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations which mature prior to such amendment, supplement or termination.

(f)            Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, administrators, executors, successors and representatives.

(g)            Notices. Any notice or other communication by one party to the other shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), addressed to the address specified for each such party on the signature page to this Agreement. Any party may change the address for notice by notifying the other party, in writing, of the new address.

(h)            Further Actions. Each of the parties agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are consistent with the terms hereof.

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(i)            Assignment. Physician may not assign this Agreement without written consent of Company, however, Company may assign this Agreement at its discretion.

(j)            Survival. This Section 12 and the covenants contained in Sections 4, 5, 10, and 11 shall survive any termination or expiration of this Agreement.

(k)            Review by Counsel. Physician acknowledges that Physician has been given an opportunity to have this Agreement reviewed by counsel of Physician’s choice and that Company has urged Physician to undertake such review. Physician further acknowledges that this Agreement has either been so reviewed or that Physician has determined to waive such review notwithstanding the advice of Company to have this Agreement reviewed on Physician’s behalf.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the Effective Date.

COMPANY:

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By:	/s/ Richard W. Turner
Name:	Richard W. Turner
Title:	Chief Executive Officer

Notice Address:

ACSH Urgent Care of Florida, LLC
5429 LBJ Freeway, Suite 850
Dallas, Texas 75240
Attention: Richard W. Turner, CEO

PHYSICIAN:

Sign:	/s/ Charles I. Okorie, M.D.
Print:	Charles I. Okorie, M.D.

Notice Address:

5365 Anvil Court
Fairfax, VA 22030

[Signature Page to Medical Director Employment Agreement]

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Exhibit A

SERVICES

A.            Serve as the medical director of the Centers located in the State of Licensure (the “Local Centers”).

B.            Render professional medical treatment to patients of Company at the Local Centers in accordance with Company’s staffing schedule, which schedule shall be designed to assure that all of medical needs of the Local Centers’ patients are met in a competent, timely and responsive manner.

C.            Oversee the supervision of all physicians, PRN physicians, nurse practitioners, physicians assistants, and other licensed professionals at the Local Centers.

D.            Assist in the establishment of standards for medical care and assist designated management and medical staff at the Local Centers in the development of policies and procedures for medical care, designed to assure safe, effective and efficient care of patients at the Local Centers;

E.            Oversee the coding, record keeping, record creation and referral practices of physicians and other licensed professionals at the Local Centers;

F.            Oversee the oversight of the successful operation of on-site labs maintained at the Local Centers.

G.            Review an appropriate number of clinical charts and other medical records to ensure that (1) the medical services are being provided to patients in a manner that is consistent with the plans of treatment prescribed at the Local Centers, and (2) clinical records at the Local Centers are being maintained in accordance with accepted medical professional standards and practice.

H.            Assist in the development and implementation of programs relating to the training, orienting, and supervising of other physicians and mid-level clinical professionals at the Local Centers.

I.            Assist in development and implementation of strategic plans for quality and overall improvement of clinical services at the Local Centers.

J.            Assist, consult, cooperate, and participate with management of the Local Centers and the clinical staff in order to assure and improve quality patient care.

K.            Review all incident and accident reports occurring in the Local Centers and actively participate in the Local Centers’ service, compliance and safety initiatives.

L.            Act as liaison between clinical and non-clinical management personnel.

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M.            Assist in reviewing and responding to all state and federal program audits and investigations conducted by all applicable state agencies and departments having jurisdiction over the Local Centers and providers rendering care at the Local Centers.

N.            Perform such other duties as may from time to time be assigned by Company.

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EXHIBIT D

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”), is made and entered into as of December 31, 2014 (the “Closing Date”), by and between ACSH URGENT CARE OF VIRGINIA, LLC, a Virginia limited liability company (“Buyer”) and STAT MEDICAL CARE, P.C., a Virginia professional corporation, WILLIAM AND TERESA MEDICAL CARE, INC., a Virginia corporation, and CHARLES I. OKORIE, M.D., a resident of the State of Virginia (collectively, “Seller Parties”).

RECITALS:

A.          Buyer and Seller Parties are party to that certain Asset Purchase Agreement dated as of December 29, 2014 (the “Purchase Agreement”). Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

B.           Subject to the terms and conditions of the Purchase Agreement, Seller Parties have agreed to assign all of their respective right, title and interest in, to and under the Assumed Contracts, to Buyer, and Buyer has agreed to assume and perform certain Liabilities under the Assumed Contracts as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

1.            Assignment and Assumption of Assumed Contracts. Seller Parties, to the extent permitted by applicable law, hereby assign to Buyer all of Seller Parties' right, title and interest in, to and under the Assumed Contracts and Buyer hereby assumes and agrees to pay, perform, fulfill and otherwise discharge when due all Liabilities relating to or arising from an Assumed Contract, but only to the extent such Liabilities do not relate to or arise from (a) a breach or failure to perform when due any of the terms of the Assumed Contracts prior to the Closing Date or (b) any action, omission or occurrence taking place prior to the Closing Date and resulting in any Liability under the Assumed Contracts.

2.            No Other Assumption. Buyer does not assume any of the Retained Liabilities.

3.            Binding Effect. This Agreement shall bind and inure to the benefit of parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.

4.            Governing Law. This Agreement, and any and all claims arising hereunder, shall be governed by, and construed in accordance with, the laws of the State of Virginia, without giving effect to principles of conflicts of laws.

5.            Further Assurances. Buyer, Seller Parties shall execute and deliver all such other instruments and agreements and take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

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6.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method approved by the receiving party, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BUYER:

ACSH URGENT CARE OF VIRGINIA, LLC,
a Virginia limited liability company

By:	/s/ Richard W. Turner
Name:	Richard W. Turner
Title:	Chief Executive Officer

SELLER PARTIES:

STAT MEDICAL CARE, P.C.,
a Virginia professional corporation

By:	/s/ Charles I. Okorie, M.D.
Name:	Charles I. Okorie, M.D.
Title:	President

WILLIAM AND TERESA MEDICAL CARE, INC.,
a Virginia corporation

By:	/s/ Charles I. Okorie, M.D.
Name:	Charles I. Okorie, M.D.
Title:	President

CHARLES I. OKORIE, M.D.

Sign:	/s/ Charles I. Okorie, M.D.
Print:	Charles I. Okorie, M.D.

[Signature page to Assignment and Assumption Agreement]

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EXHIBIT E

NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

This NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (the “Agreement”), dated effective as of December 31, 2014, (the “Effective Date”), is by and between ACSH URGENT CARE OF VIRGINIA, LLC, a Virginia limited liability company (“Buyer”), and STAT MEDICAL CARE, P.C., a Virginia professional corporation, WILLIAM AND TERESA MEDICAL CARE, INC., a Virginia corporation, and CHARLES I. OKORIE, M.D., a resident of the State of Virginia (collectively, “Seller Parties”).

RECITALS:

A.          Pursuant to that certain Asset Purchase Agreement dated as of December 29, 2014 by and among Buyer and Seller Parties (the “Purchase Agreement”), on the Effective Date, Seller Parties sold, transferred and assigned, and Buyer purchased, substantially all of the assets used or held for use in connection with the operation of the Business. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

B.           Seller Parties have intimate knowledge of the Business which knowledge, if exploited, directly or indirectly, by any Seller Party in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of the Buyer to realize the benefits of its acquisition and protect and secure, among other things, (1) certain trade secrets of the Business; (2) valuable confidential and professional information of the Business; (3) relationships with existing patients; (4) and the goodwill associated with the Business and Purchased Assets.

NOW THEREFORE, in consideration of the Purchase Price paid to Seller Parties for the Purchased Assets, the covenants, warranties and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:

1.            Acknowledgements.Seller Parties acknowledge that the covenants contained in this Agreement are an essential part of the Purchase Agreement and that, but for Seller Parties’ agreement to comply with such covenants, Buyer would not have entered into the Purchase Agreement. Seller Parties further acknowledge that the terms and provisions of this Agreement are incorporated by reference into the Purchase Agreement.

2.            Non-competition; Non-Solicitation. From the Effective Date and continuing until the second anniversary of the Effective Date (the “Covered Period”), none of the Seller Parties shall, directly or indirectly, for their own account or for others, within a radius of 25 miles of the Center or any other urgent care, occupational care or walk-in medical center that Buyer or any of its Affiliates opens, acquires, manages or commits (whether or not such commitment is binding) to open, acquire, or manage at any time prior to or during the term of the Employment Arrangement (each a “Protected Center”) (i) call upon, solicit, divert or take away, any patients, customers or clients seen or treated at any Protected Center, (ii) hire, attempt to hire, contact or solicit with respect to hiring, any employee or independent contractor employed or engaged by Buyer within the 24-month period immediately preceding the expiration of the Covered Period, or (iii) own any interest in, lease, operate, manage, perform services for, extend credit to or otherwise participate in (e.g., as a medical director, owner, lender, employee, officer, consultant or contractor) any urgent care, occupational care or walk-in medical business within a 25 mile radius of a Protected Center. The foregoing is not intended nor shall it be interpreted to prohibit any Seller Party from working for or on behalf of Buyer or from referring any patient for any goods or services to any health care center that in such Seller Party’s independent medical judgment is in the best interests of such patient.

3.            Confidentiality. Seller Parties will hold and keep confidential all Confidential Information (as defined below) to which any Seller Party, at any time shall have become informed, and that Owner will not, directly or indirectly, disclose any Confidential Information to any person, firm, corporation or entity, or use the same, or permit the same to be disclosed or used. “Confidential Information” as used herein means proprietary information directly relating to Seller Parties or developed exclusively by Seller Parties or developed for the use of Seller Parties or the Business and may include, without limitation, the following types of information regarding Seller Parties or the Business existing as of the date hereof: corporate information, including business information, plans, strategies, tactics, or policies; marketing information, including strategies, tactics, methods, customer and patient lists, prospects, and market research data; financial data or forecasts; policies or procedures; know-how and ideas; operational information, including trade secrets; and technical information, including designs, drawings and specifications. Confidential Information is limited to that information which is not generally known to the public (other than as a result of unauthorized disclosure by Seller Parties) or within the industry in which Business is operated.

4.            Non-Disparagement.  Seller Parties will not in any way make any statements, written or verbal, that are defamatory, derogatory, or disparaging about, or that may adversely affect the Business, Buyer or its Affiliates, or any of (a) their directors (b) their officers, members, owners, employees, personnel, agents or representatives but only to the to the extent Sellers Parties have been introduced or have become familiar with such individual(s) (collectively, the “Buyer Entities”). This includes, but is not limited to, making such statements on any internet site, blog or social media page, including Facebook, Google Plus, Twitter, LinkedIn, or any other internet site, electronic medium, or any other forum or medium. This prohibition applies to statements made under false names, anonymously, or through third parties or other business entities. The terms “derogatory” or “disparaging” as used in this Agreement are intended by the parties to have the broadest possible meaning and are to include any utterances or writings by Seller Parties or at any Seller Party’s instruction, whether or not such Seller Party believes or is of the opinion that such utterances or writings are correct or true, which could be reasonably regarded as tending to deprecate, discredit, demean, lower or diminish the regard or reputation of or otherwise adversely affect the Business or the Buyer Entities as a result.

5.            Compliance. Seller Parties acknowledge that compliance by each Seller Party with the terms of this Agreement is necessary for Buyer to realize the benefits of its acquisition and protect and secure, among other things, among other things, (1) trade secrets of the Business; (2) valuable confidential and professional information of the Business; (3) relationships with existing patients; and (4) the goodwill associated with the Business and Purchased Assets purchased by Buyer under the Purchase Agreement. Further, Seller Parties acknowledge and agree that irreparable injury, for the which the remedy at law would be inadequate, will result to Buyer in the event of a breach of this Agreement. Accordingly, Seller Parties agree that Buyer will be entitled, in addition to any other remedies and damages available, including reasonable attorney fees incurred in the enforcement of the covenants and restrictions contained in this Agreement, to an injunction to restrain the violation of the terms of this Agreement.

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6.            Reasonableness; Severability. Seller Parties acknowledge and agree that the restrictions placed on Seller Parties and the rights and remedies conferred on Buyer are reasonable in time, scope, and territory and are fully required to protect the legitimate business interests of Buyer without a disproportionate detriment to Seller Parties. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable (i) such provision shall remain in force and effect to the maximum extent allowable, if any, and (ii) such judgment shall not affect, impair, or invalidate the remainder of this Agreement, but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered, and (iii) and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby. If a court finds that any provision of this Agreement is invalid or unenforceable, but that modification of such provision will make it valid or enforceable, then such provision shall be deemed to be so modified.

7.            Miscellaneous. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Virginia (without regard to the conflicts of laws principles thereof). This Agreement embodies the entire agreement and understanding between Buyer and Seller Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and relating to the subject matter hereof. Except as set forth in Section 6 of this Agreement, this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver, or discharge is sought to be enforced. All of the terms of this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto, the Buyer Entities and their respective successors and assigns. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

BUYER:

ACSH URGENT CARE OF VIRGINIA, LLC,
a Virginia limited liability company

By:	/s/ Richard W. Turner
Name:	Richard W. Turner
Title:	Chief Executive Officer

SELLER PARTIES:

STAT MEDICAL CARE, P.C.,
a Virginia professional corporation

By:	/s/ Charles I. Okorie, M.D.
Name:	Charles I. Okorie, M.D.
Title:	President

WILLIAM AND TERESA MEDICAL CARE, INC.,
a Virginia corporation

By:	/s/ Charles I. Okorie, M.D.
Name:	Charles I. Okorie, M.D.
Title:	President

CHARLES I. OKORIE, M.D.

Sign:	/s/ Charles I. Okorie, M.D.
Print:	Charles I. Okorie, M.D.

[Signature page to Noncompetition and Confidentiality Agreement]

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EXHIBIT F

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (the “Agreement”), dated effective as of December 31, 2014, (the "Effective Date"), is by and among ACSH URGENT CARE OF VIRGINIA, LLC, a Virginia limited liability company (“Buyer”), and STAT MEDICAL CARE, P.C., a Virginia professional corporation, WILLIAM AND TERESA MEDICAL CARE, INC., a Virginia corporation (collectively, “Sellers”), and CHARLES I. OKORIE, M.D., a resident of the State of Virginia (“Owner” and together with Sellers, collectively, “Seller Parties”).

RECITALS:

A.            Pursuant to that certain Asset Purchase Agreement dated as of December 29, 2014 by and among Buyer and Seller Parties (the “Purchase Agreement”), Buyer purchased substantially all of the assets used or held for use in connection with the operation of the Business. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

B.            As a condition to Buyer’s entering into the Purchase Agreement, Buyer required that Seller Parties, among other things, enter into this Agreement to avoid any post-Closing disruption to the Business.

NOW THEREFORE, in consideration of the Purchase Price paid to Seller Parties for the Purchased Assets, the covenants, warranties and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1.
OBLIGATIONS OF BUYER

1.1            Services. Buyer shall perform all non-clinical services relating to the general management and administration of the Business (the “Services”), which shall include business planning, financial management, accounting and bookkeeping, administration, Patient Record maintenance, facilities management, and staffing and scheduling.

1.2            Space, Equipment, Personnel and Other Infrastructure. In addition to providing certain other products and services as Buyer and Seller Parties may mutually agree, Buyer shall furnish the space, equipment, personnel, and such other items set forth below and as may be reasonably necessary to operate the Business.

(a)            Office Space and Utilities. Buyer hereby licenses to Seller Parties, the medical office space located within the Centers (the “Office Space”), including all utility services related thereto, to be used to operate the Business; provided that Buyer may move, relocate or close either of the Centers from time to time in its sole discretion.

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(b)            Equipment. Buyer shall furnish all medical equipment, office equipment, fixtures and furnishings reasonably necessary for the operation of the Business (collectively, the “Equipment”). Buyer, at its sole cost and expense, shall keep and maintain the Equipment in good order and repair, ordinary wear and tear excepted. Seller Parties shall provide prompt written notice to Buyer of any Equipment that may be in need of repair or replacement. The Equipment shall remain the sole property of Buyer, and except as may be set forth in the Purchase Agreement, Buyer shall be responsible for the payment of all personal property taxes, license fees, registration fees, assessments, charges, and taxes (municipal, state, and federal) which may be imposed upon the ownership, leasing, renting, sale, possession of the Equipment after the Effective Date.

(c)            Personnel. Buyer hereby leases to each member of the non-clinical staff (the “Support Personnel” and together with the Clinical Providers, collectively, the “Staff”) that Buyer hired or engaged in connection with the Transactions. The Support Personnel shall be subject to Buyer’s instruction and control, and shall act in accordance with Buyer's policies, procedures and performance standards. Immediately after Buyer obtains professional liability insurance covering the Clinical Providers (the “Coverage Date”), the Clinical Providers will become employees or contractors, as the case may be, of Buyer pursuant to separate written agreements entered into by Buyer with each such Clinical Providers. After the Coverage Date, Buyer will lease each Clinical Provider to Sellers. The Clinical Providers will be and remain after the Coverage Date subject to Seller Parties’ instruction and control and shall act in accordance with Seller Parties’ policies, procedures and performance standards. Buyer shall be solely responsible for (i) scheduling of work hours and shifts for the Staff, including with respect to overtime, weekends, holidays and vacations, (ii) providing adequate Staff to operate the Business, and (ii) setting and paying the compensation and benefits of the Staff.

1.3            Supplies. Buyer, upon consultation with Sellers, shall furnish all medical and office supplies, reasonably necessary for the operation of the Business (“Supplies”).

1.4            Revenue Cycle Management. Buyer, on Sellers’ behalf, shall bill and collect, or arrange for a third party to bill and collect, all professional and other fees attributable to services rendered or goods sold in the operation of the Business during the term of this Agreement and prior to the Effective Date. The accounts receivable arising as a result of services rendered during the term of this Agreement, together with the Accounts Receivable purchased pursuant to the Purchase Agreement, are collectively referred to herein as the “Accounts Receivable.” Seller Parties hereby appoint Buyer (including any designee or agent of Buyer) as Seller Parties’ exclusive, true and lawful agent, and Buyer hereby accepts such appointment, for the purposes of billing and collecting the Accounts Receivable.

1.5            Right to Subcontract. Buyer, without the consent of any Seller Party, may subcontract with one or more persons or entities, including any Affiliates of Buyer, to perform all or any portion of Buyer’s obligations in this Agreement.

1.6            Insurance. Buyer shall obtain and maintain (a) general liability insurance covering the Business, and (b) professional liability insurance for the Clinical Providers (“Malpractice Insurance”), each at policy limits Buyer determines to be reasonable.

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ARTICLE 2.
OBLIGATIONS OF SELLER PARTIES

2.1            Clinical Services. Seller Parties shall be solely responsible for all aspects of the diagnostic, therapeutic, and all other healthcare services, including the supervision thereof, required by law to be rendered by licensed healthcare professionals at the Centers.

2.2            Transition Services. Seller Parties shall diligently work and cooperate in good faith with Buyer to transition the Business to Buyer, including introducing Buyer, at Buyer’s request, to all vendors, suppliers, employer clients, and all other parties with which Seller Parties have commercial relationships in connection with the Business.

2.3            Clinical Provider Representations. Seller Parties represent and warrant that: (i) no Clinical Provider has ever had his or her license to professional healthcare service in any state suspended, revoked or restricted; (ii) no Seller Party or Clinical Provider has ever been reprimanded, sanctioned or disciplined by any licensing board or state or local medical society or specialty board; (iii) no Seller Party or Clinical Provider has ever been excluded from participation in, or sanctioned by, any state or federal health care program, including, Medicare or Medicaid; and (iv) no Clinical Provider has ever been denied membership or reappointment of membership on the medical staff of any hospital and no hospital medical staff membership or clinical privileges of any Clinical Provider have ever been suspended, curtailed or revoked for a medical disciplinary cause or reason. Seller Parties shall promptly notify Buyer upon the occurrence of any event or omission that reasonably could be anticipated to lead to any of the foregoing representations becoming untrue or incorrect, during the term of this Agreement.

2.4            Medical Reports. Seller Parties shall cause the Clinical Providers to timely produce, review and sign a complete written medical report for each patient receiving services at the Centers sufficient to entitle Seller Parties to full reimbursement for the services rendered.

2.5            Payor Contracts. Seller Parties shall maintain all Payor Contracts existing as of the Effective Date throughout the term of this Agreement, and shall bill under such Payor Contracts, as appropriate, for all services rendered at the Centers during the term of this Agreement.

2.6            Actions Requiring Buyer’s Consent. Notwithstanding anything herein to the contrary, no Seller Party shall perform or commit to perform any of the following actions without the prior written consent of Buyer:

(a)            the issuance, redemption, reclassification, recapitalization, transfer, exchange, merger, consolidation, or the consummation of any other action affecting or involving the ownership interests of Sellers or of any security convertible into units of ownership interests of Sellers;

(b)            the employment, engagement, or termination of the service relationship of any existing or new member of the Staff, or grant, payment, or promise to pay any bonus or increase in the salary or rate of pay of any member of the Staff except for normal annual increases consistent as to timing and amount with past practice,

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(c)            the distribution of any cash, property or assets of Sellers to Owner or to any other party except Buyer for any reason whatsoever;

(d)            the sale, assignment, pledge, lease, exchange, transfer or other disposition of Sellers’ assets (which the parties agree do not include the Purchased Assets) other than in the ordinary course of business, consistent with past practice, including without limitation a mortgage or other grant of a security interest or lien on any of Sellers’ assets or the Purchased Assets;

(e)            the modification or cancelation of any insurance coverage maintained by any Seller Party immediately prior to the Effective Date;

(f)            the consummation of any transaction (including the incurrence of indebtedness) or any series of related transactions, or the entering into of any contract, involving aggregate consideration in excess of $1,000;

(g)            the amendment to the organizational documents of Sellers except as may be required in the Purchase Agreement prior to or at Closing;

(h)            the dissolution or liquidation of Sellers; or

(i)            the extension of any credit or the creation of any indebtedness to or from any Clinical Provider or any other third party.

2.7            Insurance. Seller Parties shall maintain professional malpractice liability insurance covering claims relating to the professional services rendered at the Centers at policy limits consistent with past practices until the termination of this Agreement. Seller Parties shall maintain general liability coverage upon terms and subject to policy limits consistent with past practices until the termination of this Agreement. At the request of Buyer, Seller Parties shall provide evidence of any such coverage in form reasonably satisfactory to Buyer. Seller Parties shall cause for Buyer and certain Affiliates of Buyer to be named as additional insureds on all insurance described on this Section 2.7.

ARTICLE 3.
FINANCIAL MATTERS

3.1            Coding and Recordkeeping. Notwithstanding anything in this Agreement to the contrary, during the term of this Agreement, Seller Parties shall remain solely responsible for the coding, record keeping, record creation and referral practices of physicians and other licensed professionals at the Centers. Seller Parties will use their best efforts to assist Buyer in the billing and collection for services rendered at the Centers.

3.2            Assignment and Account Access. Seller Parties hereby assign to Buyer all of their respective rights and interests in and to all Accounts Receivable such that all funds collected on account of the Accounts Receivable shall be the property of Buyer (whether collected during or after the term of this Agreement); provided, however, that no assignment shall be made of any such rights or interests, the assignment of which is prohibited by law (for example, accounts or amounts receivable from federal or state healthcare programs, including Medicare, Medicaid or TRICARE accounts). Seller Parties shall take all necessary action to instruct the financial institution in which all proceeds from Accounts Receivable are deposited, to sweep all funds in such account on a daily basis to an account designated in writing by Buyer. To the extent permitted by applicable law, Seller Parties shall take no action to limit or discontinue the instructions given to the Seller Parties’ financial institution pursuant to this Section 3.2. On a monthly basis and at such times as Buyer may reasonably request, Seller Parties shall furnish to Buyer an account statement evidencing all deposits and withdrawals made from Seller Parties’ account during the applicable period. This Section 3.2 shall survive the termination of this Agreement.

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3.3            Accounts Receivable and Account Access. To the extent permitted by applicable law, any proceeds received on account of the Accounts Receivable delivered to Seller Parties, directly deposited into any bank account or lockbox of Seller Parties, or collected for or on behalf of Seller Parties by any third party during or after the term of this Agreement shall be turned over promptly to Buyer, and in any case within three days of receipt. To enable Buyer to facilitate the payments set forth in Section 3.4 on behalf of Seller Parties, from the Effective Date until 180 days after the termination of this Agreement, Seller Parties shall ensure that an individual designated by Buyer has full access and rights (including rights to transfer and wire funds) to all deposit accounts (whether electronically or otherwise) to which any Accounts Receivable are paid. Upon deposit of such funds, the applicable Buyer designee shall have the right to sweep all such funds to an account owned and controlled by Buyer. This Section 3.3 shall survive the termination of this Agreement.

3.4            Application of Funds and Management Fee. Buyer shall apply all funds received on account of the Accounts Receivable in the following order:

(a)            First, to pay any refunds, recoupments or rebates owed to patients or Payors.

(b)            Second, to pay all costs and expenses relating to the employment or engagement of the Clinical Providers, including the salary, bonus, benefits, payroll taxes, including malpractice insurance premiums payable to or on account of the Clinical Providers, but only to the extent such costs and expenses are not Retained Liabilities.

(c)            Third, to pay all costs and expenses associated with operating the Business or the Centers after the Effective Date (and only to the extent such costs and expenses are not Retained Liabilities), including payment for all tax liability attributable to operation of the Business during the term of this Agreement, all salary, bonus and benefit expenses and other compensation, of all Support Personnel; taxes, assessments, licensing fees and fees of any other nature, medical supplies, Pharmaceutical Inventory, radiology professional or read or overread fees, locum tenems costs, training or continuing medical education of Clinical Providers and medical records costs.

(d)            Fourth, to reimburse Buyer to the extent not already reimbursed pursuant to the provisions of Section 3.4 above for all direct and indirect costs and expenses incurred by Buyer in carrying out its obligations under this Agreement (in each case on an accrual basis), including all daily direct expenses, insurance premiums (other than the malpractice premiums), supply expenses, equipment purchase and lease expenses, leasehold improvement expenses, utilities, cable/internet related expenses, software expenses and services, medical waste disposal expenses, a reasonable allocation of Buyer’s executive management expense and other central overhead costs, security expenses, auditing and tax preparation fees and professional advisor fees, such as accountants and attorneys, and any working capital or additional loans and any other taxes, assessments, costs, fees and expenses incurred by Buyer (collectively, the “Buyer’s Expenses”).

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(e)            Fifth, to Buyer to pay flat, monthly fees for (i) the license of the Office Space, (ii) the lease and usage of the Equipment, and (iii) the lease of the Staff, each such fee payable in the amount set forth on Exhibit A attached hereto, which the parties agree is commercially reasonable in amount and consistent with the fair market value of each such item or service.

(f)            Sixth, to pay Buyer a monthly management fee (the “Management Fee”) in an amount equal to the lesser of (i) the Flat Fee (as defined below) or (ii) an amount equal to Sellers’ Net Income (as defined below). The Management Fee shall be paid on a monthly basis within 30 days after the end of each calendar month. The parties agree that the Management Fee is fair and equitable, commercially reasonable and consistent with fair market value in exchange for the Services. For purposes of this Agreement, the “Flat Fee” shall equal $10,000. For purposes of this Agreement, “Sellers’ Net Income” means all revenues generated by the Business on an accrual basis less (x) allowable discounts and contractual adjustments, (y) the total payments and expenses paid or payable by Seller Parties pursuant to 3.4(a) through (f) above, and (z) the total of Buyer’s Expenses, each on an accrual basis.

3.5            Security Agreement. To the extent permitted by applicable law, Seller Parties hereby grant to Buyer a security interest in all revenues, Accounts Receivable, contract rights and general intangibles of Seller Parties to secure all indebtedness and obligations of Seller Parties to Buyer arising under or in connection with this Agreement. Seller Parties shall execute all documents and instruments necessary to evidence and perfect the foregoing security interest promptly upon presentment of such documents or instruments by Buyer.

ARTICLE 4.
STANDARDS OF PRACTICE AND COMPLIANCE WITH LAW

4.1            Standards of Practice. Seller Parties shall operate and conduct all aspects of the Business in which it has responsibility in accordance with applicable law and professional and ethical standards. Seller Parties shall act in a manner consistent with past practice to cause each Clinical Provider to: (a) interact in a courteous, positive and constructive manner with patients and the Support Personnel; (b) conduct all activities at the Center in compliance with applicable laws and regulations; (c) promote high standards of quality of care, business ethics and integrity; (d) maintain the confidentiality of patient information and protect confidential and proprietary information of Buyer; (e) conduct activities and relationships with others so as to avoid conflicts of interest, in appearance or fact; (f) conduct business transactions with suppliers, contractors, vendors and other third parties at arms-length and free from offers or solicitation of gifts and favors, or other improper inducements; and (g) exercise responsible and reasonable stewardship to preserve and protect the assets and commercial relationships of the Business and make productive and effective use of the resources located at the Center.

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4.2            Patient Privacy. Buyer, as a business associate of Sellers, agrees to comply to the extent applicable with all applicable federal, state and local privacy and security laws, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and all implementing regulations issued pursuant thereto, as may be amended from time to time (45 CFR Parts 160-164). Buyer shall comply with the HIPAA Business Associate Addendum attached hereto as Exhibit B and incorporated herein by reference.

4.3            Compliance with Health Care Fraud and Abuse Laws. Neither Seller Parties nor Buyer, to the extent applicable, shall engage in any activity prohibited by any federal, state or local law or regulation relating to the referral or brokering of patients, including without limitation anti-kickback and self-referral prohibitions and limitations, as the same now exist or as they may be subsequently amended or revised.

4.4            No Referrals Required. Buyer shall neither have nor exercise any control or direction over the number, type, or recipient of patient referrals and nothing in this Agreement shall be construed as directing or influencing such referrals. Nothing in this Agreement is to be construed to restrict the professional judgment of the Seller Parties or any Clinical Provider to use or to refer a patient to any medical practice or facility where necessary or desirable in order to provide proper and appropriate treatment or care to a patient or to comply with the wishes of the patient. No part of this Agreement is intended to induce, encourage, solicit, compensate for (either directly or indirectly, on either an in-cash or in-kind basis) or reimburse for referrals of any patients or business, including any patient or business funded in whole or in part by federal or state government programs (i.e., Medicare, Medicaid, TRICARE, etc.). The parties acknowledge that there is no requirement under this Agreement or any other agreement between the parties that any party refer patients or other business to another party or any of their respective Affiliates. No payment made under this Agreement shall be in return for the referral of patients or business, including those paid in whole or in part by federal or state health care programs.

4.5            Patient Records. The parties acknowledge that all Patient Records were purchased by Buyer pursuant to the Purchase Agreement, and that upon the parties’ compliance with all applicable rules and regulations pertaining to the transfer (including, without limitation, Code of Virginia § 54.1-2405), such records shall be transferred and assigned to Buyer in accordance with the terms of the Purchase Agreement. Subject to applicable patient privacy laws, Buyer shall permit Seller Parties to review and copy during and after the termination of this Agreement, at Seller Parties’ sole cost and expense, the Patient Records created prior to the termination of this Agreement, but only (a) during regular business hours, (b) upon reasonable prior written notice, and (c) to the extend required by applicable law. Seller Parties acknowledge that any patient information reviewed or copied by Seller Parties shall be regarded as confidential information of Buyer, and shall be subject to the protections afforded in Section 6.2 below. By or before the termination or expiration of this Agreement, Buyer shall remove, at Buyer’s sole cost and expense, all Patient Records from Owner’s residence.

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4.6            Discrimination. Seller Parties shall not differentiate or discriminate in its provision of medical services to patients due to race, color, nation origin, ancestry, religion, sex, marital status, sexual orientation, age, or any other characteristics in violation of any applicable state, federal or local law, or the policies and procedures of Buyer, with respect to such matters.

4.7            State Law Compliance. The parties have made all reasonable efforts to ensure that this Agreement complies with the prohibitions against corporate practice of medicine and the splitting of medical fees with non-licensed persons in the State of Virginia. The parties acknowledge that such laws may be modified or interpreted differently than is the case as of the Effective Date, and the parties intend to comply with such laws in the event of such occurrences. Notwithstanding anything in this Agreement to the contrary, Seller Parties and the Clinical Providers shall have the exclusive authority and control over all aspects of the Business to the extent such aspects constitute the practice of medicine, while Buyer shall have the sole authority to manage the non-clinical, business aspects of the Business. Buyer shall not direct, control, attempt to control, influence, restrict or interfere with Sellers or any of the Clinical Providers exercise of independent clinical, medical or professional judgment in providing healthcare or medical related services.

ARTICLE 5.
TERM AND TERMINATION

5.1            Term. The term of this Agreement shall commence the Effective Date and shall continue until the occurrence of an event of termination described in Section 5.2 below. This term of this Agreement may be extended by a written agreement signed by both parties.

5.2            Termination. This Agreement shall terminate as follows:

(a)            Buyer Termination. Buyer may terminate this Agreement at any time by delivering notice of its intent to terminate to Seller Parties.

(b)            Dissolution or Bankruptcy. This Agreement shall terminate automatically if Buyer or any Seller Party is dissolved or any of the Sellers applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy, is adjudicated bankrupt, makes a general assignment for the benefit of its creditors, files a petition or answer seeking reorganization or arrangement with its creditors or admits in writing its inability to pay its debts when due.

(c)            Completion of Transition. This Agreement shall terminate upon the delivery of written notice of termination by Buyer to Seller Parties or automatically upon delivery of written confirmation by Buyer to Seller Parties of the successful completion of each of the following:

(i)            Buyer’s entry into contracts (each, a “Payor Contract”) under Buyer’s taxpayer identification number with governmental and commercial payors (collectively, the “Payors”) that (A) collectively comprise at least 90% of all Sellers’ Collections (as defined below) in the 12-month period ending on the Effective Date and (B) provide for financial reimbursement at payment rates comparable to or better than those the applicable Seller Party is entitled to receive under such Seller Party’s contract with such Payor. The term “Sellers’ Collections” shall mean all cash collections of Seller Parties attributable to professional medical and other healthcare services rendered in the operation of the Business, but excluding all amounts received (X) directly from a patient, (Y) on account of goods sold to a patient, and (Z) from an employer for services rendered to its employee;

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(ii)            Each Clinical Provider named in the Retained Worker List who accepted employment with or engagement by Buyer is appropriately credentialed (to the extent necessary) under each Payor Contract and is authorized to bill for services rendered thereunder; and

(iii)            Buyer has obtained all permits, licenses, approvals, certificates, consents and other authorizations by any governmental authority it determines, in its sole discretion to be necessary to independently operate the Business.

5.3            Effect of Termination. Upon termination of this Agreement, neither party shall have any further obligations under this Agreement, except that: (a) the parties’ obligations accruing prior to the date of termination shall survive the expiration or termination of this Agreement; (b) unless waived by the parties, a final expense reconciliation shall be performed and agreed upon as promptly as possible after the termination; and (c) the parties’ obligations and covenants set forth in this Agreement that expressly continue beyond the term of this Agreement (including Seller Parties’ obligation to turn over proceeds received on account of Accounts Receivable) shall survive the expiration or termination of this Agreement, including, the obligations and covenants set forth in this Article 5.

ARTICLE 6.
MISCELLANEOUS

6.1            Buyer’s Confidential Information. Seller Parties acknowledge that during the course of their relationship with Buyer, Seller Parties may become acquainted with certain of Buyer’s Confidential Information (as defined below). In recognition of the foregoing and in addition to any other requirements of confidentiality under applicable law, Seller Parties hereby agree to hold all Buyer’s Confidential Information in strict confidence during the term of this Agreement and for an additional five (5) years thereafter, by using the same degree of care, but in no event less than a reasonable standard of care, as Seller Parties use with respect to their own information of like importance, and shall use such Buyer’s Confidential Information solely in its performance under the terms of this Agreement. For purposes of this Agreement, “Buyer’s Confidential Information” shall mean any and all information, know-how and data, technical or non-technical, whether written, oral, electronic, digital, graphic or otherwise of Buyer that is reasonably considered or treated as confidential and proprietary, and shall include, all business methods; facilities and locations; billing policies, procedures, processes and records; any records, memoranda and correspondences dealing with the Business; financial, pricing and operational information, including all insurance records; internal memoranda, emails or correspondence; form agreements, checklists or compliance materials; contracts or agreements executed by or on behalf of Buyer with any person or entity; information regarding business relationships with any third party; suppliers, marketing, and other information, all relating to or useful in the Business and which have not been disclosed to the general public; this Agreement and any agreements contemplated hereby; operational and business systems, policies and procedures; business strategies; business opportunities; customer and patient lists and information; research and technical information; outcomes and related data; and intellectual property, know-how and trade secrets.

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6.2            Trade Secrets; Exclusive Property of Buyer; Return of Documents; Survivability. Seller Parties agree and acknowledge that the Buyer’s Confidential Information, as such may exist from time to time, constitutes valuable, confidential, special and unique assets of Buyer. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting Buyer’s rights under applicable law to protect its trade secrets and Buyer’s Confidential Information. The documents relating to the business of Buyer, including all of Buyer’s Confidential Information, are and shall remain the exclusive property of Buyer. Seller Parties shall return all such documents (including any copies thereof) to Buyer immediately upon the termination of this Agreement. Each Seller Party understands and agrees that its obligations and duties under this Article 6 shall survive the termination (for any reason) of this Agreement.

6.3            Remedies. Seller Parties agree that a breach of this Article 6 by Seller Parties, its Affiliates and/or any of their officers, directors, governors, owners, employees, agents or representatives would cause irreparable damage and harm that could not be compensated for by monetary damages. Accordingly, in the event of the breach or imminently threatened breach of this Article 6, Buyer, in addition to and not in limitation of its right to receive monetary damages or pursue other rights and remedies available under this Agreement or at law or in equity, shall be entitled to injunctive relief from a court of competent jurisdiction, without requirement of posting of bond or other surety or showing actual damages

6.4            Dispute Resolution. Except for equitable remedies, upon any disagreement, dispute or claim arising out of or relating to this Agreement, the parties shall meet and confer in good faith and use their reasonable best efforts to reach an agreement for the resolution of such controversy or dispute. In the event that the parties are unable to resolve any such controversy or dispute within 30 days, such controversy or dispute shall be resolved by binding arbitration before one arbitrator pursuant to the then-applicable rules of the American Health Lawyers Association. Arbitration proceedings shall be held in Richmond, Virginia. The parties may, if they are able to do so, agree upon the arbitrator; otherwise, an arbitrator shall be selected in accordance with the American Health Lawyers Association Alternate Dispute Resolution Services Rules of Procedure for Arbitration. No one shall serve as arbitrator who is in any way financially interested in this Agreement or in the affairs of either party or its Affiliates. Each party shall pay its own expenses of arbitration and one-half of the expenses of the arbitrator. If any position by any party under this Agreement, or any defense or objection to such position, is deemed by the arbitrator to have been unreasonable, the arbitrator shall assess, as part of their award against the unreasonable party or reduce the award to the unreasonable party, all or part of the arbitration expenses (including reasonable attorneys’ fees) of the other party and of the arbitrator.

6.5            Responsibility For Own Acts; Cooperation By Parties In Defense. Each party shall be responsible for its own acts or omissions in any and all claims, liabilities, injuries, suits, demands and expenses of all kinds which may result or arise out of any alleged malfeasances or neglect caused by or alleged to have been caused by either party, their employees or representatives, in the performance or omission of any act or responsibility of either party of this Agreement. In the event a claim is made against both parties, it is the intent of both parties to reasonably cooperate in the defense of such claim and to cause their insurers to do the same. However, both parties shall have the right to take any actions they believe necessary to protect their own interests. This duty of each party to be responsible for its own acts is intended to be in addition to any common law rights to contribution or indemnification existing under applicable law which one party may have against the other.

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6.6            Independent Contractors. Seller Parties and Buyer are independent contractors, and as such they shall remain professionally and economically independent of the other. Buyer and Seller Parties are not, and shall not be deemed to be, joint venturers, partners, employees or agents of each other. Except as set forth herein or with the other party’s written consent, neither party shall have any authority to bind the other; and then only insofar as such authority is conferred herein or by such express written consent. Neither party nor any of its employees or agents shall have any claim under this Agreement or otherwise against the other party for workers’ compensation, unemployment compensation, vacation pay, sick leave, retirement benefits, Social Security benefits, disability insurance benefits, unemployment insurance benefits, or any other employee benefits. Neither party shall withhold, on behalf of the other party or any of its employees, any sums for income tax, unemployment insurance, Social Security or any other purposes.

6.7            Notices. All notices, demands, requests, consents, reports, approvals or other communications which may be or are required to be given, served, or sent pursuant to this Agreement shall be in writing and shall be mailed in the manner set forth in the Purchase Agreement.

6.8            Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no party hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, except that Buyer may assign any of its rights or delegate any of its duties under this Agreement to any Affiliate of Buyer.

6.9            Governing Law. This Agreement, the rights and obligations hereunder, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Virginia.

6.10         Construction. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time may be amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

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6.11         Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Agreement.

6.12         Amendment. This Agreement may not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto.

6.13         Entire Agreement. This Agreement, and the agreements, instruments and documents specifically executed or given in connection with this Agreement, constitute the entire agreement between the parties with respect to the subject matters described herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. Notwithstanding the foregoing, if and to the extent any term or condition of this Agreement conflicts or is inconsistent with any terms or conditions of the Purchase Agreement, then the terms and conditions of the Purchase Agreement shall control.

6.14         Headings. Article headings and captions contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

6.15         Waiver. Any waiver of any term, covenant or condition of this Agreement by any party shall not be effective unless set forth in a writing signed by the party granting such waiver, and in no event shall any such waiver be deemed to be a continuing waiver or a waiver of any other term, covenant or condition of this Agreement.

6.16         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement. Signatures sent by facsimile or electronic transmission shall be deemed to be originals for all purposes of this Agreement.

6.17         Additional Documents. Each party agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party’s obligations pursuant to this Agreement and to otherwise cooperate fully with such other party in connection with the performance of such party’s obligations under this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BUYER:

ACSH URGENT CARE OF VIRGINIA, LLC,
a Virginia limited liability company

By:	/s/ Richard W. Turner
Name:	Richard W. Turner
Title:	Chief Executive Officer

SELLER PARTIES:

STAT MEDICAL CARE, P.C.,
a Virginia professional corporation

By:	/s/ Charles I. Okorie, M.D.
Name:	Charles I. Okorie, M.D.
Title:	President

WILLIAM AND TERESA MEDICAL CARE, INC.,
a Virginia corporation

By:	/s/ Charles I. Okorie, M.D.
Name:	Charles I. Okorie, M.D.
Title:	President

CHARLES I. OKORIE, M.D.

Sign:	/s/ Charles I. Okorie, M.D.
Print:	Charles I. Okorie, M.D.

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EXHIBIT G

CLOSING CERTIFICATE OF BUYER

ACSH URGENT CARE OF VIRGINIA, LLC, a Virginia limited liability company (“Buyer”), hereby certifies, represents and warrants as of December 31, 2014 (the “Closing Date”) to STAT MEDICAL CARE, P.C., a Virginia professional corporation, WILLIAM AND TERESA MEDICAL CARE, INC., a Virginia corporation, and CHARLES I. OKORIE, M.D., a resident of the State of Virginia (collectively “Seller Parties”) as follows:

1.            Each of the representations, warranties, covenants and agreements, which representations, warranties, covenants and agreements are incorporated herein as though set out in full herein, made by Buyer in that certain Asset Purchase Agreement dated as of December 29, 2014, by and among Buyer and Seller Parties (the “Purchase Agreement”) (A) were true, and correct in all respects on and as of the effective date of the Purchase Agreement, and (B) are true and correct and not breached as of the Closing Date.

2.            Each covenant and obligation of Buyer to be performed prior to or at Closing pursuant to the Purchase Agreement has been performed and all conditions to Closing have been satisfied (unless expressly waived by Seller Parties).

3.            The undersigned acknowledges that this Closing Certificate is being delivered to Seller Parties pursuant to the Purchase Agreement and that Seller Parties will rely on this Closing Certificate in closing the transactions contemplated by the Purchase Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Closing Certificate has been executed as of the Closing Date.

BUYER:

ACSH URGENT CARE OF VIRGINIA, LLC,
a Virginia limited liability company

By:	/s/ Richard W. Turner
Name:	Richard W. Turner
Title:	Chief Executive Officer

[Signature Page to Closing Certificate of Buyer]

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